UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Meta Financial Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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What’s new in our proxy statement this year?

We have made significant changes to the design of this year’s proxy statement. We implemented this change to help stockholders find information quickly and easily. To aid better navigation of the document, we have also added a table of contents. We hope you find this year’s proxy statement easy to read and understandable.

META FINANCIAL GROUP, INC.
5501 South Broadband Lane
Sioux Falls, South Dakota 57108
(605) 782-1767

December [__], 2017

Dear Fellow Stockholders:

On behalf of the Board of Directors and management of Meta Financial Group, Inc. (the “Company”), I cordially invite you to attend our Annual Meeting of Stockholders. The meeting will be held at 1:00 p.m., local time, on Monday, January 22, 2018, at our main office located at 5501 South Broadband Lane, Sioux Falls, South Dakota 57108.

Details regarding the business to be conducted at the Annual Meeting are described in the “Notice of Internet Availability of Proxy Materials” (the “Notice”) that you received in the mail and in this proxy statement.  We have also made available a copy of our Annual Report to Stockholders, which includes our Annual Report on Form 10-K. At the Annual Meeting, we will report on the Company’s operations and outlook for the year ahead.

You are encouraged to attend the meeting in person. Whether or not you plan to attend the Annual Meeting, please read the accompanying proxy statement and then vote as promptly as possible. This will save us the additional expense of soliciting proxies and will ensure that your shares are represented at the meeting.  You may vote over the internet, as well as by telephone, or, if you requested to receive printed proxy materials, by marking, signing, dating and returning your proxy card. Please review the instructions on each of your voting options described in this proxy statement, as well as in the Notice you received in the mail.

Regardless of the number of shares you own, your vote is very important. Please act today.

The Board of Directors and management are committed to the continued success of the Company and the enhancement of your investment. As Chairman of the Board and Chief Executive Officer, I want to express my appreciation for your continued confidence and support.

Very truly yours,

/s/ J. TYLER HAAHR
J. TYLER HAAHR
Chairman of the Board and Chief Executive Officer

Notice of annual meeting of stockholders

DATE: Monday, January 22, 2018

TIME: 1:00 p.m., Central Time

LOCATION: MetaBank Corporate Services building
5501 South Broadband Lane
Sioux Falls, South Dakota 57108
(605) 782-1767

Notice is hereby given that the Annual Meeting of Stockholders of Meta Financial Group, Inc. (the “Company”) will be held at our main office located at 5501 South Broadband Lane, Sioux Falls, South Dakota 57108, on Monday, January 22, 2018, at 1:00 p.m., local time. At the Annual Meeting, stockholders will be asked to:

•	Elect two (2) directors, each for a term of three (3) years;

•	Approve, by a non-binding advisory vote, the compensation of our “named executive officers” (a “Say-on-Pay” vote);

•
Approve an amendment to Article Fourth of the Company’s Certificate of Incorporation which would increase the total number of authorized shares of common stock, par value $0.01 per share, of the Company to 30 million shares from 15 million shares;

•
Approve the amendment to the Amended and Restated Meta Financial Group, Inc. 2002 Omnibus Incentive Plan (the “2002 Plan”) to increase the aggregate number of shares that may be issued pursuant to the 2002 Plan from 1,150,000 shares to 1,600,000 shares; and

•
To ratify the appointment by the Board of Directors of independent registered public accounting firm KPMG LLP as the independent auditors of the Company’s financial statements for the year ending September 30, 2018.

The board of directors of the Company (the “Board of Directors”) recommends that you vote “FOR” the election of each of the nominated directors, “FOR” the non-binding advisory vote to approve the compensation paid by the Company to our “named executive officers,” “FOR” the approval of the amendment to Article Fourth of the Company’s Certificate of Incorporation, “FOR” the approval of the amendment to the 2002 Plan to increase the aggregate number of shares that may be issued pursuant to the 2002 Plan, and “FOR” the ratification of the appointment by the Board of Directors of the independent registered public accounting firm KPMG LLP as the independent auditors of the Company’s financial statements for the year ending September 30, 2018.

Stockholders may transact any other business that may properly come before the Annual Meeting, or any adjournments or postponements thereof. We are not aware of any other business to come before the meeting.

The record date for the Annual Meeting is November 24, 2017. Only stockholders of record at the close of business on that date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Regardless of the number of shares you own, your vote is very important.  Whether or not you plan to attend the Annual Meeting in person, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. Your proxy will not be used if you attend and vote at the Annual Meeting in person, and your proxy selection may be revoked or changed prior to the Annual Meeting. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials that you received in the mail or, if you requested to receive printed proxy materials, your enclosed proxy card.

Thank you for your continued interest and support.

By Order of the Board of Directors,

/s/ J. TYLER HAAHR
J. TYLER HAAHR
Chairman of the Board and Chief Executive Officer

Sioux Falls, South Dakota
December [__], 2017

IMPORTANT:  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO VOTE YOUR SHARES AS PROMPTLY AS POSSIBLE.  IN ADDITION TO VOTING IN PERSON, STOCKHOLDERS OF RECORD MAY VOTE VIA A TOLL FREE TELEPHONE NUMBER OR OVER THE INTERNET AS INSTRUCTED IN THESE MATERIALS.  IF YOU REQUESTED TO RECEIVE A PROXY CARD OR VOTING INSTRUCTION CARD BY MAIL, YOU MAY ALSO VOTE BY MARKING, SIGNING, DATING AND MAILING THE PROXY CARD PROMPTLY IN THE RETURN ENVELOPE PROVIDED. PLEASE NOTE THAT IF YOUR SHARES ARE HELD BY A BROKER OR OTHER INTERMEDIARY AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN A WRITTEN PROXY CARD AND A VOTING INSTRUCTION FORM FROM THAT RECORD HOLDER.

Important Notice Regarding the Availability of Proxy Materials for the 2018 Annual Meeting of Stockholders to be Held on January 22, 2018.

The Company’s Notice of Internet Availability of Proxy Materials, Proxy Statement and the Company’s Annual Report to Stockholders, including Form 10-K, for the fiscal year ended September 30, 2017 are available at www.proxydocs.com/CASH.

META FINANCIAL GROUP, INC
5501 South Broadband Lane
Sioux Falls, South Dakota 57108
(605) 782-1767

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To be held January 22, 2018

INTRODUCTION

The board of directors (the “Board” or the “Board of Directors”) of Meta Financial Group, Inc. (“Meta Financial” or the “Company”) is using this proxy statement to solicit proxies from the holders of the common stock, par value $0.01 per share, of the Company (“Common Stock”) for use at Meta Financial’s Annual Meeting of Stockholders (“Annual Meeting”). We are commencing mailing of the Notice of Internet Availability of Proxy Materials (the “Notice”), in lieu of a paper copy of this proxy statement, to our stockholders on or about December [__], 2017.

Certain information provided herein relates to MetaBank, which is a wholly owned subsidiary of Meta Financial.

INFORMATION ABOUT THE ANNUAL MEETING

Time and Place of the Annual Meeting; Matters to be Considered at the Annual Meeting

Time and Place of the Annual Meeting. Our Annual Meeting will be held as follows:

Date:	January 22, 2018

Time:	1:00 p.m., local time

Place:	MetaBank Corporate Services
5501 South Broadband Lane
Sioux Falls, South Dakota

Matters to be Considered at the Annual Meeting. At the Annual Meeting, stockholders of Meta Financial will be asked to consider and vote on the following proposals:

Proposal		Board’s recommendation	Page Reference
1.	Election of two directors	FOR	8
2.	Advisory vote to approve the compensation of our named executives	FOR	42
3.	Amendment to Article Fourth of the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock to 30 million from 15 million shares	FOR	43
4.	Amendment to the 2002 Plan to increase the number of shares issuable thereunder to 1,600,000 from 1,150,000	FOR	45
5.	Ratification of appointment of KPMG LLP as the Company’s independent registered public accounting firm	FOR	51

The stockholders may also transact any other business that may properly come before the Annual Meeting. As of the date of this proxy statement, we are not aware of any other business to be presented for consideration at the Annual Meeting other than the matters described in this proxy statement.

Meta Financial Group, Inc. | 2017 Proxy Statement	1

Voting Rights; Vote Required

Voting Rights of Stockholders. November 24, 2017 is the record date for the Annual Meeting (the “Record Date”). Only stockholders of record of Meta Financial Common Stock as of the close of business on that date are entitled to notice of, and to vote at, the Annual Meeting. You are entitled to one vote for each share of Meta Financial Common Stock that you own. On the Record Date, a total of [______] shares of Meta Financial Common Stock were outstanding and entitled to vote at the Annual Meeting.

Employee Plan Shares. We maintain the Meta Financial Employee Stock Ownership Plan and the MetaBank Profit Sharing 401(k) Plan (collectively, the “Employee Plans”), which hold collectively approximately [__]% of the Meta Financial Common Stock outstanding as of the Record Date. Subject to certain eligibility requirements, employees of Meta Financial and MetaBank participate in one or both of the Employee Plans. Each participant in an Employee Plan is entitled to instruct the trustee of such Employee Plan as to how to vote such participant’s shares of Meta Financial Common Stock allocated to his or her Employee Plan account. If an Employee Plan participant properly executes the voting instruction card distributed by the Employee Plan trustee, the Employee Plan trustee will vote such participant’s shares in accordance with the participant’s instructions. If properly executed voting instruction cards are returned to the Employee Plan trustee with no specific instruction as to how to vote at the Annual Meeting, the trustee may vote such shares in its discretion. If the Employee Plan participant fails to give timely or properly executed voting instructions to the trustee with respect to the voting of the Common Stock that is allocated to the participant’s Employee Plan account, the Employee Plan trustee may vote such shares in its discretion. The Employee Plan trustee will vote the shares of Meta Financial Common Stock held in the Employee Plans but not allocated to any participant’s account in the manner directed by the majority of the participants who directed the trustee as to the manner of voting their allocated shares. As of the Record Date, all of the shares held in the Employee Plans were allocated.

Shares Held by a Broker. If shares of our Common Stock are held through a bank, brokerage firm or other nominee on your behalf, you are considered the beneficial owner of those shares (sometimes referred to as being held in “street name”). If you are the beneficial owner of shares held by a broker in “street name,” your broker, as the record holder of the shares, will vote the shares in accordance with your instructions. If your shares are held in “street name,” your broker or other institution serving as nominee will send you a request for directions for voting those shares. Many brokers, banks and other institutions serving as nominees (but not all) participate in a program that offers Internet voting options and may provide you with a separate “Notice of Internet Availability of Proxy Materials.” Follow the instructions on the Notice of Internet Availability of Proxy Materials to access our proxy materials online or to request a paper or email copy of our proxy materials. If you received these proxy materials in paper form, the materials included a voting instruction card so you can instruct your broker or other nominee how to vote your shares. For a further discussion of the rules regarding the voting of shares held by beneficial owners, please see the section below titled “Effect of Broker Non-Votes.”

Votes Required for Quorum. A quorum is necessary in order for us to conduct the Annual Meeting, and if one-third of all the shares entitled to vote are in attendance at the meeting, either in person or by proxy, then the quorum requirement is met. Broker non-votes and abstentions will be counted for purposes of determining whether there is a quorum.

Votes Required to Approve Each Proposal:

Proposal 1: Election of Directors. Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting by holders of Meta Financial Common Stock. This means that the two director nominees with the most affirmative votes will be elected. Shares that are represented by a proxy which are marked “vote withheld” for the election of one or more director nominees and broker non-votes will have no effect on the vote for the election of directors, although they will be counted for purposes of determining whether there is a quorum. If a director nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority. As of the date of this proxy statement, we are not aware of any reason that a director nominee would be unable to or would decline to stand for election.

Proposal 2: Say-on-Pay. The affirmative vote of a majority of the shares present, in person or represented by proxy, and entitled to vote is required to approve, in a non-binding advisory vote, the compensation paid to our “named executive officers” as set forth in this proxy statement. This is a non-binding advisory vote. While the advisory resolution set forth in Proposal 2 below is not binding on the Company, the Board, including the Compensation Committee of the Board, will consider the results of the “Say-on-Pay” vote, the opinions of our stockholders, and other relevant factors in making future decisions regarding the Company’s executive compensation program.

Meta Financial Group, Inc. | 2017 Proxy Statement	2

Proposal 3: Approval and Adoption of the Amendment to Article Fourth of the Certificate of Incorporation.  The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote is required to approve and adopt the amendment to the Certificate of Incorporation contemplated by Proposal 3.  Abstentions and broker non-votes will have the same effect as votes “against” this proposal.

Proposal 4: Approval and Adoption of the amendment to the 2002 Plan.  The affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required to approve and adopt the amendment to the 2002 Plan to increase the aggregate number of shares that may be issued pursuant to the 2002 Plan from 1,150,000 shares to 1,600,000 shares. Abstentions are treated as shares present and not voting, so abstaining has the same effect as a vote “against” this proposal.  Broker non-votes will have no effect on the vote.

Proposal 5: Ratification of Appointment of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of KPMG LLP as the independent auditors of our financial statements for the year ending September 30, 2018.  Abstentions are treated as shares present and not voting, so abstaining has the same effect as a vote “against” this proposal.

Broker Non-Votes. Brokers, banks or other nominees who hold shares in street name for their customers which are the beneficial owners of those shares have discretionary authority to vote shares without instructions from beneficial owners on matters considered “routine” (as determined in accordance with the rules of the New York Stock Exchange). On non-routine matters, brokers, banks and nominees do not have discretion to vote shares without instructions from beneficial owners and thus are not entitled to vote on such proposals in the absence of such specific instructions. A “broker non-vote” is submitted when a member broker returns a proxy card and indicates that, with respect to a particular matter, it is not voting a specified number of shares on that matter, as it has not received voting instructions with respect to those shares from the beneficial owner and does not have discretionary authority to vote those shares on such matter. Each of Proposal 1: Election of Directors, Proposal 2: Say-on-Pay, Proposal 3: Approval and Adoption of the Amendment to Article Fourth of the Certificate of Incorporation, and Proposal 4: Approval and Adoption of the Amendment to the 2002 Plan is considered a “non-routine” matter, and your broker will not be able to vote your shares with respect to these matters without your instructions. Broker non-votes will not be counted for any purpose in determining whether a matter has been approved. Shares represented by such broker non-votes will, however, be counted in determining whether there is a quorum. Proposal 5: Ratification of Appointment of Independent Registered Public Accounting Firm is considered a “routine” matter, and accordingly, brokers and other nominees will have discretionary authority to vote on that proposal.

The members of the Board of Directors unanimously recommend that you vote “FOR” each of the director nominees set forth in this proxy, “FOR” the non-binding advisory vote to approve the compensation paid by us to our “named executive officers,” “FOR” the amendment to Article Fourth of the Certificate of Incorporation, “FOR” the amendment to the 2002 Plan and “FOR” the ratification of the appointment of KPMG LLP as the independent auditors of the Company.

Voting of Proxies; Revocability of Proxies; Proxy Solicitation Costs

Voting of Proxies. You may vote in person at the Annual Meeting or by proxy. To ensure your representation at the Annual Meeting, we recommend that you vote now by proxy even if you plan to attend the Annual Meeting. You may change your vote by attending and voting at the Annual Meeting or by submitting another proxy with a later date. See “—Revocability of Proxies” below.

In accordance with rules adopted by the SEC, we may furnish proxy materials, including this proxy statement and our Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies.  We have elected to provide our stockholders access to our proxy materials over the Internet; accordingly, most stockholders will not receive printed copies of our proxy materials unless they request them.  Instead, the Notice, which was previously mailed to our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet.  The Notice also instructs you as to how you may submit your proxy, including by telephone or over the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Meta Financial Group, Inc. | 2017 Proxy Statement	3

Your vote is very important to us and we hope that you will attend the Annual Meeting.  However, whether or not you plan to attend the Annual Meeting, please vote by proxy in accordance with the instructions you received in the Notice, on your proxy card (if you requested to receive printed proxy materials) or from your broker or other intermediary.  There are three convenient ways of submitting your vote:

•
VOTE BY TELEPHONE OR INTERNET — All stockholders of record can vote by touchtone telephone from the U.S. using the toll free telephone number on the proxy card, or over the Internet using the procedures and instructions described on the proxy card.  Beneficial owners may vote by telephone or Internet if their broker or other intermediary makes those methods available, in which case the broker or other intermediary will enclose the instructions with the proxy materials.  The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been recorded properly.

•
IN PERSON — All stockholders of record may vote in person at the Annual Meeting.  If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the Annual Meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must bring valid picture identification and an authorization letter from the broker, bank or nominee indicating that you were the beneficial owner of Meta Financial Common Stock on the Record Date if you wish to vote in person.

•
BY WRITTEN PROXY — All stockholders of record can vote by written proxy card, if they have requested to receive printed proxy materials.  If you are a beneficial holder and you requested to receive printed proxy materials, you will receive a written proxy card and a voting instruction form from your broker or other intermediary.

Shares of Meta Financial Common Stock represented by properly executed proxies will be voted by the individuals named in such proxy in accordance with the stockholder’s instructions. If properly executed proxies are returned to Meta Financial with no specific instruction as to how to vote at the Annual Meeting, the persons named in the proxy will vote the shares “FOR” the election of each of the director nominees, “FOR” the non-binding advisory vote to approve the compensation paid by us to our “named executive officers,” “FOR” the amendment to Article Fourth of the Certificate of Incorporation, “FOR” the amendment to the 2002 Plan and “FOR” the ratification of the appointment of KPMG LLP as the independent auditors of the Company.

You may have received more than one Notice or, if you request paper copies of the proxy materials, you may receive more than one proxy card depending on how your shares are held. For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children, in which case you would receive three separate Notices or proxy cards, as applicable, to vote.

The persons named in the proxy will have the discretion to vote on any other business properly presented for consideration at the Annual Meeting in accordance with their best judgment. We are not aware of any other matters to be presented at the Annual Meeting other than those described in the Notice of Annual Meeting of Stockholders accompanying this document.

Counting of Votes. Broadridge Financial Solutions, Inc. will serve as the official proxy tabulator. Glen W. Herrick, Executive Vice President, Chief Financial Officer and Secretary of the Company, will act as the inspector of election and will count the votes at the Annual Meeting. We have engaged Regan & Associates, Inc. to serve as proxy solicitor in connection with the Annual Meeting.

Revocability of Proxies. You may revoke your proxy before it is voted by:

•	submitting a new proxy with a later date by following the instructions provided in the Notice or the proxy card (which must be received before the start of the Annual Meeting);

•
notifying the Corporate Secretary of Meta Financial in writing, at MetaBank Corporate Services, 5501 South Broadband Lane, Sioux Falls, South Dakota, 57108, before the Annual Meeting that you have revoked your proxy (the notification must be received by the close of business on January 19, 2018); or

•	voting in person at the Annual Meeting (but attendance at the Annual Meeting will not by itself revoke a proxy).

Meta Financial Group, Inc. | 2017 Proxy Statement	4

If you have any questions or need assistance in voting your shares, please call our proxy solicitor, Regan & Associates, Inc., toll-free at (800) 737-3426.

Proxy Solicitation Costs. We will pay our own costs of soliciting proxies. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for any internet access charges you may incur.  In addition, Meta Financial’s directors, officers and employees may also solicit proxies personally, electronically or by telephone. We will also reimburse brokers, banks and other nominees for their expenses in sending these materials to you and obtaining your voting instructions. We have engaged Regan & Associates, Inc., a proxy solicitor, to assist in the solicitation of proxies. We estimate that the fee for such services will be approximately $10,000.

Meta Financial Group, Inc. | 2017 Proxy Statement	5

STOCK OWNERSHIP

Except as otherwise noted, the following table presents information regarding the beneficial ownership of Meta Financial Common Stock as of the Record Date, by:

•	those persons or entities (or group of affiliated persons or entities) known by management to beneficially own more than 5% of outstanding Meta Financial Common Stock;

•	each director and director nominee of Meta Financial;

•	each “named executive officer” of Meta Financial named in the Summary Compensation Table appearing under “Executive Compensation” below; and

•	all of the current executive officers and directors of Meta Financial as a group.

To our knowledge, the persons named in the table below have sole voting power for all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the footnotes to the table.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock which that person has the right to acquire within 60 days of the applicable date, including through the exercise of options or other rights or the conversion of another security, are deemed outstanding for that person. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Percentage ownership is based upon 9,666,462 shares of Common Stock outstanding on November 17, 2017.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class
5% Beneficial Owners
BlackRock, Inc. (2)	1,148,476	11.88%

Named Executive Officers & Directors
J. Tyler Haahr (3)	262,356	2.71%
Bradley C. Hanson (4)	162,917	1.68%
Glen W. Herrick	75,582	*
Sheree Thornsberry	10,000	*
Cynthia Smith	577	*
Elizabeth G. Hoople	4,000	*
Douglas J. Hajek	2,527	*
Frederick V. Moore	1,493	*
Kendall E. Stork	1,471	*
Becky S. Shulman	933	*
Directors and executive officers of Meta Financial as a group (10 persons) (5)	524,279	5.42%

*	Indicates less than 1%.

(1)	Except as otherwise indicated in the table, the address for each director and executive officer is c/o Meta Financial Group, Inc., 5501 South Broadband Lane, Sioux Falls, South Dakota 57108.

Meta Financial Group, Inc. | 2017 Proxy Statement	6

(2)
The address for BlackRock, Inc. is BlackRock, Inc., 55 East 52nd Street, New York, NY 10055. The information with respect to BlackRock, Inc. was obtained from a Schedule 13G filed with the SEC by BlackRock, Inc. on October 10, 2017.

(3)
Includes 30,810 shares which Mr. Haahr has the right to acquire pursuant to stock options within 60 days after November 17, 2017, and 152,330 shares and 57,484 shares, which are held by two separate trusts of which Mr. Haahr is a trustee.

(4)
Includes 19,619 shares which Mr. Hanson has the right to acquire pursuant to stock options within 60 days after November 17, 2017, 139,103 shares which are held by a trust of which Mr. Hanson is a trustee, of which 12,000 shares are pledged to One American Bank, Sioux Falls as collateral for a $700,000 line of credit issued to Mr. Hanson ($500,000 of which remains outstanding).

(5)
Includes shares held directly, as well as jointly with family members or held by trusts, with respect to which shares the listed individuals or group members may be deemed to have sole or shared voting and investment power.  Included in the shares reported as beneficially owned by all directors and executive officers are options to acquire 50,429 shares of Meta Financial Common Stock exercisable within 60 days after November 17, 2017.

Meta Financial Group, Inc. | 2017 Proxy Statement	7

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven members. Approximately one-third of the directors are elected annually to serve for three-year periods or until their respective successors are elected and qualified. All of our director nominees currently serve as Meta Financial directors.

The table below sets forth information regarding the members of our Board of Directors continuing in office or nominated for re-election, including their age, position(s) with Meta Financial and term(s) of office. The following directors are “independent directors,” meeting the criteria for independence in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 5605(a)(2) of the NASDAQ Listing Rules: Douglas J. Hajek, Elizabeth G. Hoople, Frederick V. Moore, Becky S. Shulman and Kendall E. Stork.  All directors and nominees have held their present positions for at least five years unless otherwise indicated.

If before the election it is determined that any director nominee is unable to serve, your proxy authorizes a vote for a replacement nominee if our Board of Directors names one. At this time, we are not aware of any reason why a nominee might not remain on the ballot until the election. Except as disclosed in this proxy statement, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected. The members of the Board of Directors unanimously recommend that you vote “FOR” each of the director nominees.

Name	Age	Position(s) Held in Meta Financial	Director Since	Term to Expire
Frederick V. Moore	61	Vice Chairman of the Board and Lead Director	2006	2021
Becky S. Shulman	53	Director	2016	2021

FREDERICK V. MOORE
Frederick V. Moore is the Lead Director and Vice Chairman of the Board of Directors of Meta Financial Group, Inc. and MetaBank. Moore has served as an Executive Search Consultant with AGB Search since July 2017. Moore served as President of Buena Vista University in Storm Lake, Iowa from 1995 until June 2017, when he was named President Emeritus. Moore is an attorney who holds a J.D. with Honors, M.B.A. and B.A. degrees from the University of North Carolina at Chapel Hill. He worked in corporate America as a strategic planner, financial analyst, and marketing executive. Moore is a member of the Audit and Nominating Committees and serves as the Chairperson of the Compensation Committee.

Age: 61 Director Since: 2006 Committees: Audit Compensation Nominating

Skills and Experience

The Board of Directors believes that the experience, qualifications, attributes and skills that  Moore has developed through his position as President of Buena Vista University, as well as his service on Meta Financial Group, Inc.’s Audit, Nominating and Compensation Committees, enable him to provide the Board of Directors extensive financial and management expertise. The Board has recommended his nomination for re-election as a director of Meta Financial.

Meta Financial Group, Inc. | 2017 Proxy Statement	8

BECKY S. SHULMAN
Becky S. Shulman is a member of the Board of Directors of Meta Financial Group, Inc. and MetaBank. Shulman is the Chief Financial Officer and Chief Operations Officer of Card Compliant, LLC, a compliance specialty company serving the prepaid and stored value card industry, headquartered in Kansas City, Missouri. Prior to joining Card Compliant in 2012, Shulman held several executive positions in the financial services and tax industries, including CFO and Treasurer of H&R Block, Inc. and Deputy CFO of LPL Financial. She also served on the Board of Directors of H&R Block Bank from 2009 until its sale in 2015 and previously held the position of Chief Investment Officer of U.S. Central Credit Union.  Shulman graduated from Eastern Illinois University with a B.S. degree in Computer Management and received her MBA from the University of Illinois. Shulman is a member of the Audit, Compensation and Nominating Committees.

Age: 53 Director Since: 2016 Committees: Audit Compensation Nominating

Skills and Experience

The Board of Directors believes that the experience, qualifications, attributes and skills that  Shulman has developed through her position at Card Compliant, LLC as well as her service on the Audit, Compensation and Nominating committees, enable her to provide the Board of Directors extensive financial and management expertise.  The Board has recommended her nomination for re-election as a director of Meta Financial.

Directors Remaining in Office

Name	Age	Position(s) Held in Meta Financial	Director Since	Term to Expire
J. Tyler Haahr	54	Chairman of the Board and Chief Executive Officer	1992	2019
Bradley C. Hanson	53	Director, President	2005	2019
Elizabeth G. Hoople	59	Director	2014	2019
Douglas J. Hajek	67	Director	2013	2020
Kendall E. Stork	64	Director	2016	2020

J. TYLER HAAHR
J. Tyler Haahr is Chairman of the Board and Chief Executive Officer of Meta Financial Group, Inc. and MetaBank. He has been employed by Meta Financial and its affiliates since March 1997 and has been Chief Executive Officer since 2005.  The Board of Directors elected him to serve as its chairman effective October 1, 2011.  Previously, he was a partner with the law firm of Lewis and Roca LLP in Phoenix, Arizona. He serves as the Secretary and a member of the Board of Directors of LifeScape. In addition, he serves as a Director and is past Chairman of the Board of Directors for the Sioux Falls YMCA. He received his B.S. degree in Accounting with honors from the University of South Dakota. He graduated with honors from the Georgetown University Law Center in Washington, D.C.

Age: 54 Director Since: 1992 Committees: N/A

Skills and Experience

The Board of Directors believes that the experience, qualifications, attributes and skills that  Haahr has developed through his years of service as Chief Executive Officer of Meta Financial Group, Inc. and MetaBank, as well as his legal background, enable him to provide the Board of Directors extensive expertise regarding the operations, management and regulation of Meta Financial Group, Inc.

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BRADLEY C. HANSON
Bradley C. Hanson is a member of the Board of Directors of Meta Financial Group, Inc. and MetaBank. He has more than 25 years of experience in financial services, including numerous banking, card industry and technology-related capacities. He has been employed by Meta Financial and its affiliates since May 2004, where he initially served as the President of the Meta Payment Systems Divisions. He is currently the President of Meta Financial Group, MetaBank and Meta Payment Systems.  During his career, he has played a significant role in the development of the prepaid card industry.  He is a founding member of the Network Branded Prepaid Card Association where he still serves as a board member. Brad has been recognized as a Paybefore Industry Achievement Award winner and serves as a board member for Help Worldwide and the Midwest Region of Operation HOPE.  Hanson received his B.A. degree in Economics from the University of South Dakota in 1988.  He attended the ABA School of Bankcard Management at the University of Delaware in 1996 and the ABA Graduate School of Bankcard Management at the University of Oklahoma in 1997.

Age: 53 Director Since: 2005 Committees: N/A

Skills and Experience

The Board of Directors believes that Hanson’s experience working with regulators and many financial innovators provides a unique perspective on the history of prepaid, current threats and opportunities, and the changing roles of key participants in the prepaid value chain.  Hanson’s years of involvement in various capacities in the financial services industry enable him to provide the Board of Directors extensive expertise regarding the operations and management of Meta Financial Group, Inc.

ELIZABETH G. HOOPLE
Elizabeth G. Hoople is a member of the Board of Directors of Meta Financial Group, Inc. and MetaBank. Hoople currently works as a financial services consultant with Bank On Marketing, a consulting firm she formed in March 2013, specializing in business strategy, marketing and payments product development. Until March 2013, she served as head of marketing for Wells Fargo for 15 years and holds several patents for developing “My Spending Report,” an online personal financial and budgeting tool for wellsfargo.com. Hoople previously held management positions with Providian Financial and also with Citigroup, at which she introduced the world’s first major Photocard product. She holds a bachelor’s degree from Bowling Green State University in Ohio. Hoople is a member of the Audit and Compensation Committees and serves as Chairperson of the Nominating Committee.

Age: 59 Director Since: 2014 Committees: Audit Compensation Nominating

Skills and Experience

The Board of Directors believes that the experience, qualifications, attributes and skills that  Hoople has developed through her years of involvement in various capacities in the financial services industry enable her to provide the Board of Directors extensive expertise regarding the operations and management of Meta Financial Group, Inc.

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DOUGLAS J. HAJEK
Douglas J. Hajek is a member of the Board of Directors of Meta Financial Group, Inc. and MetaBank. He is a practicing lawyer with thirty years of experience and is a partner in the law firm of Davenport, Evans, Hurwitz & Smith, LLP. Previously, Hajek held management positions in commercial banking at U.S. Bank and two independent banks.  Hajek serves as vice chair of the South Dakota Building Authority and is a member of the Finance Council of the Catholic Diocese of Sioux Falls.  Hajek graduated from South Dakota State University (B.S.), the University of Northern Colorado (M.A.), and the University of South Dakota School of Law.  Hajek is a member of the Compensation and Nominating Committees.

Age: 67 Director Since: 2013 Committees: Compensation Nominating

Skills and Experience

The Board of Directors believes that the experience, qualifications, attributes and skills that  Hajek has developed through his banking, lobbying and legal work as well as his service on Meta Financial Group, Inc.’s Compensation Committee and Nominating Committee enable him to provide the Board of Directors with extensive expertise regarding the regulation, operations and management of Meta Financial Group, Inc.

KENDALL E. STORK
Kendall E. Stork is a member of the Board of Directors of Meta Financial Group, Inc. and MetaBank. In 2016, Stork retired as Sioux Falls Site President for Citibank, a position he held for 17 years. He was previously the President and CEO of Citibank, South Dakota where he served for 12 years as a Board Member, seven of those as Chair.  Stork graduated from the University of Nebraska – Lincoln with a Bachelor’s degree in Business with an emphasis in Accounting. He is a member of the Compensation and Nominating Committees and serves as Chairperson of the Audit Committee.

Age: 64 Director Since: 2016 Committees: Audit Compensation Nominating

Skills and Experience

The Board of Directors believes that the experience, qualifications, attributes and skills that Stork has developed through his position at Citibank as well as his  strong financial services and agriculture background enable him to provide the Board of Directors extensive financial and management expertise.

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COMMUNICATING WITH OUR DIRECTORS

The Company has no formal process by which stockholders may communicate directly with directors. Any communication, however, addressed to the Board of Directors or to any individual director at the Company’s offices at 5501 South Broadband Lane, Sioux Falls, South Dakota 57108, in care of Investor Relations, the Chairman of the Board, or other corporate officer is forwarded to the Board or to the individual director, as applicable. The Company believes that this informal process has served the Board’s and stockholders’ needs. There is currently no screening process, and all stockholder communications that are received by officers for the Board’s or an individual director’s attention are forwarded to the Board or such individual director, as applicable. In view of SEC disclosure requirements relating to this issue, the Board may consider the development of more specific procedures. Until any other procedures are developed, any communications to the Board should be sent to it in care of Investor Relations.

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MEETINGS AND COMMITTEES

Meetings

Meetings of the Board of Directors are generally held on a monthly basis. The Board of Directors conducted 12 regular meetings during fiscal 2017. During fiscal 2017, each director attended at least 75% of the total number of Board meetings and at least 75% of the total number of meetings of the Committees on which he or she served during the period he or she served as a director or Committee member.

Committees

During fiscal 2017, the Board of Directors of Meta Financial had an Audit Committee, Compensation Committee and Nominating Committee. Charters of each of the committees can be found on the Company’s website at www.metafinancialgroup.com, “Corporate Information – Governance Documents.”

The current committee assignments are shown below:

Committees
	Audit	Compensation	Nominating
Douglas J. Hajek		●	●
Elizabeth G. Hoople	●	●	CHAIR
Frederick V. Moore	●	CHAIR	●
Becky S. Shulman	●	●	●
Kendall E. Stork	CHAIR	●	●

The Audit Committee.  The Audit Committee met seven times during fiscal 2017. The functions of the Audit Committee are to assist the Board of Directors in fulfilling its oversight responsibilities related to:  (i) the integrity of the Company’s financial statements and the Company’s accounting and financial reporting process and financial statement audits, (ii) the registered public accounting firm’s (independent auditor) qualifications and independence, (iii) the performance of the Company’s internal audit function and independent auditors, (iv) the Company’s compliance with legal and regulatory requirements, (v) the lending credit review function, and (vi) the Company’s systems of disclosure controls and procedures, internal controls over financial reporting, and compliance with ethical standards adopted by the Company.

The Compensation Committee.  The Compensation Committee met eight times during fiscal 2017. The Compensation Committee’s general purpose is to establish and review the overall compensation philosophy of the Company, and discharge the Board of Director’s responsibilities relating to the compensation of the Company’s executive officers (within the meaning of Rule 3b-7 of the Exchange Act), as well as the executive compensation plans of the Company.  The Compensation Committee has the authority and responsibility to: (i) directly oversee and review the Company’s human resource programs for executive officers, (ii) review the Company’s executive officer compensation programs in light of the overall compensation philosophy, (iii) review and approve the compensation of the Company’s Chief Executive Officer and other executive officers, (iv) review the corporate goals and objectives relevant to the evaluation and compensation of the Company’s executive officers, and (v) review and approve any employment, severance, change-in-control or termination agreements to be made with any executive officer; such review and approval will include a recommendation to the Board as to whether it is appropriate and permissible under applicable state and federal regulations for the Company and MetaBank to include clawback provisions in any new or renegotiated employment, consulting or similar agreements permitting the Company or MetaBank to clawback payments, compensation or other benefits to any executive officer who has been found or has admitted to knowingly participating in any illegal activity.  The Compensation Committee also has the sole authority to retain any compensation consultants hired to assist in the evaluation of executive officer compensation. In April 2017, the Compensation Committee retained Mercer (US) Inc. to provide advice concerning executive and director compensation.  The Compensation Committee may also delegate its authority to subcommittees as it deems appropriate and, to the extent permitted by applicable law, delegate to one or more executive officers of the Company the authority, within guidelines established by the Compensation Committee, to approve equity compensation awards under established equity compensation plans of the Company to employees other than those subject to Section 16 of the Exchange Act and other officers of the Company.  The Compensation Committee may also delegate any non-discretionary administrative authority under Company compensation and benefit plans, consistent with any limitations specified in the applicable plans.

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The Nominating Committee.  The Nominating Committee met one time during fiscal 2017. Nominations of persons for election to the Board of Directors may be made only by or at the direction of the Nominating Committee, or by any stockholder entitled to vote for the election of directors who complies with the notice procedures set forth in the By-laws of Meta Financial. Pursuant to the By-laws, nominations by stockholders must be delivered in writing to the Secretary of Meta Financial at least 30 days prior to the date of the Annual Meeting; provided, however, that in the event that less than 40 days’ notice or prior disclosure of the date of the Annual Meeting is given or made to stockholders, to be timely, notice by the stockholder must be received at the executive offices of Meta Financial not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure thereof was made. Except as may be required by rules promulgated by NASDAQ or the SEC, currently there are no specific minimum qualifications that must be met by any candidate for the Board of Directors, nor are there any specific qualities or skills that are necessary for one or more of the members of the Board of Directors to possess. In evaluating candidates proposed by either the Board or stockholders, the Nominating Committee selects individuals as director nominees based on the individual’s business and professional accomplishments, integrity, demonstrated ability to make independent analytical inquiries, ability to understand the Company’s business and willingness to devote the necessary time to board duties. In making its determinations, the Board considers all relevant laws and regulations as well as other factors deemed important by it (such as the present composition of the Board). The Nominating Committee will also take into account whether a candidate satisfies the criteria for “independence” under the NASDAQ Listing Rules and, if a nominee is sought for service on the Audit Committee, the financial and accounting experience of a candidate, including whether an individual qualifies as an audit committee financial expert. Although the Nominating Committee and the Board do not have a formal policy with regard to the consideration of diversity in identifying a director nominee, diversity is considered in the identification process, with diversity being broadly understood by the Board to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds. While attributes such as relevant experience, financial acumen, and formal education are always considered in the identification process, the Nominating Committee and the Board will also evaluate a potential director nominee’s personal character, community involvement, and willingness to serve so that he or she can help further the Company’s role as a community-based financial institution.

The Company is incorporated in Delaware and has held its annual meetings in Iowa or South Dakota since its incorporation. Senior members of management have been present at each annual meeting to meet with stockholders and answer any questions. Historically, stockholder attendance has been limited, which we attribute to our policy of regular and detailed communications with our stockholders and investors through meetings with management and other investor relations activities. In view of the fact that stockholders have not historically attended our annual meetings and that a majority of our directors have historically attended our annual meetings, we have not adopted a policy requiring the attendance of directors at the annual meeting.

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CORPORATE GOVERNANCE

Code of Ethics

The Company has adopted a written code of ethics within the meaning of Item 406 of SEC Regulation S-K, which applies to our principal executive officer and senior financial officers, a copy of which can be found on the Company’s website at www.metafinancialgroup.com, “Corporate Information – Governance Documents.” If we make substantive amendments to the Code of Ethics that are applicable to our principal executive or financial officers, we will disclose the nature of such amendments or waiver in a report on Form 8-K in a timely manner.

Separation of Board Chairman and CEO

The Board of Directors has no formal policy requiring the separation of the positions of Chairman of the Board and Chief Executive Officer. The Board has determined that its current structure, with a combined Chairman and Chief Executive Officer and a separate, independent Vice Chairman and Lead Director, is in the best interests of the Company and its stockholders. The Board believes that combining the Chairman and Chief Executive Officer positions is currently the most effective leadership structure for the Company given J. Tyler Haahr’s in-depth knowledge of the Company’s business, his ability to formulate and implement strategic initiatives, and his extensive contact with and knowledge of customers. As Chief Executive Officer, Mr. Haahr is intimately involved in the day to day operations of the Company and is thus in a position to elevate the most critical business issues for consideration by the Board. The Board believes that the combination of the Chairman and Chief Executive Officer roles as part of a governance structure that includes an independent Lead Director provides an effective balance for the management of the Company in the best interests of its stockholders.

Lead Director

In January 2014, the Board elected Frederick V. Moore to serve as the Lead Director.  In Mr. Moore’s capacity as Lead Director, among other things, he is responsible for leading executive sessions of the independent directors and serving as the principal liaison between the Chairman and the independent directors.

Stock Ownership Guidelines

To further align the interests of our executive officers and non-employee directors with those of the Company’s stockholders, on September 25, 2017, the Compensation Committee approved stock ownership guidelines for our executive officers and non-employee directors, effective January 1, 2018.  These guidelines provide, among other things, that:

•	each non-employee director must hold a minimum number of shares of our Common Stock having a market value equal to three times each such director’s annual cash retainer;

•	our Chief Executive Officer and President must hold a minimum number of shares of our Common Stock having a market value equal to five times such officer’s annual base salary;

•	our Chief Financial Officer and other executive committee members must hold a minimum number of shares of our Common Stock having a market value equal to three times such officer’s annual base salary;

•	the minimum stock ownership levels must be achieved by each non-employee director and executive officer listed above within five years of the effective date of such guidelines;

•
until such minimum stock ownership requirement is met, each non-employee director and executive officer subject to these guidelines must hold at least fifty percent (50%) of the net shares of Common Stock owned by such director and executive officer as of January 1, 2018, the effective date of the guidelines. For this purpose, the term “net shares” of Common Stock includes shares held outright, stock equivalents (e.g., stock units), shares held in benefit plans and unvested restricted stock, but such term excludes unexercised stock options and unvested performance awards;

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•
to the extent these guidelines would place a severe hardship on such executive officer or non-employee director, the Compensation Committee will make the final decision as to developing an alternative stock ownership guideline that reflects both the intention of these guidelines and the personal circumstances of such executive officer or non-employee director; and

•	the Compensation Committee will review progress towards satisfying such guidelines at least annually.

Risk Oversight

The Board of Directors of the Company is actively involved in oversight of risks that could affect the Company. This oversight is conducted primarily through committees of the Board of Directors, but the full Board of Directors retains responsibility for general oversight. The Board of Directors endeavors to satisfy this responsibility by evaluating reports by each committee chair regarding the committee’s considerations and actions, as well as by evaluating reports received from Company officers responsible for the oversight of particular risks within the Company, particularly MetaBank’s Chief Risk Officer who reports to the Company’s CEO. Risks relating to the direct operations of MetaBank are overseen by the Board of Directors of the Company, as they also serve as directors of MetaBank. The directors also oversee risk of MetaBank through the directors’ membership on MetaBank’s Committees. In particular, all of the Company’s Audit Committee members serve on MetaBank’s Audit Committee, and the Audit Committee annually reviews and approves management’s internal audit risk assessments and multi-year audit plan. The Board of Directors of MetaBank also has established a Loan Committee and an Internal Control and Risk Committee that conduct risk oversight separate from that of the Company. Further, MetaBank’s Board of Directors oversees risks through the establishment of policies and procedures, recommended by MetaBank’s Chief Risk Officer and other officers that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to MetaBank. Finally, the Board also takes into account observations and recommendations of its regulators.

Audit Committee Matters

The following Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent Meta Financial Group, Inc., specifically incorporates this Report therein, and it shall not otherwise be deemed filed under such Act.

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Audit Committee Report. The Audit Committee has issued the following report with respect to the audited consolidated financial statements of the Company for the fiscal year ended September 30, 2017:

•	The Audit Committee has reviewed and discussed with the Company’s management the Company’s fiscal 2017 audited consolidated financial statements;

•
The Audit Committee has discussed with the Company’s independent registered public accounting firm (KPMG LLP) the matters required to be discussed by Auditing Standard No. 1301—Communications with Audit Committee;.

•
The Audit Committee has received the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm their independence; and

•
Based on the review and discussions referred to in the three items above, the Audit Committee recommended to the Board of Directors that the fiscal 2017 audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017.

Submitted by the Audit Committee of the Company’s Board of Directors:

Elizabeth G. Hoople
Frederick V. Moore
Becky S. Shulman
Kendall E. Stork

Audit Committee Member Independence; Audit Committee Financial Expert; and Audit Committee Charter. Each member of the Audit Committee is a non-employee director who (1) meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act and Rule 5605(a)(2) of the NASDAQ Listing Rules; (2) has not participated in the preparation of the financial statements of Meta Financial or any of its current subsidiaries at any time during the past three years; and (3) is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, statement of comprehensive income and cash flow statement, and otherwise complies with NASDAQ’s financial-literacy requirements. Our Board of Directors has determined that our Audit Committee has three members who qualify as an “audit committee financial expert” as that term is defined in the rules and regulations of the SEC. The Board has determined that Mr. Moore, Ms. Shulman and Mr. Stork, based upon their experience, training and education, qualify as an “audit committee financial expert,” as defined in SEC rules under the Sarbanes-Oxley Act of 2002, by virtue of the fact that each such individual has (a) an understanding of generally accepted accounting principles (“GAAP”) and financial statements; (b) the ability to assess the general application of GAAP in connection with accounting for estimates, accruals and reserves; (c) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements as well as experience actively supervising one or more persons engaged in such activities; (d) an understanding of internal controls and procedures for financial reporting; and (e) an understanding of audit committee functions.

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COMPENSATION OF DIRECTORS

The following table sets forth compensation information for the fiscal year ended September 30, 2017, for the Company’s non-employee directors. Compensation for each director who is a “named executive officer” is set forth in the “Summary Compensation Table” set forth below. Director compensation is determined by the full Board of Directors. In April 2017, the Compensation Committee retained Mercer (US) Inc. to provide advice concerning director compensation. For a discussion of the stock ownership guidelines for non-employee directors recently adopted by the Compensation Committee, to be effective January 1, 2018, please see the above sub-section titled “Stock Ownership Guidelines” in the “Corporate Governance” section of this proxy statement.

The elements of compensation paid to the Company’s non-employee directors during the year ended September 30, 2017 were as follows:

•	A prorated annual retainer of $15,000 through January 23, 2017 and $20,000 thereafter for service on the Company’s Board;

•	A prorated annual retainer of $11,000 through January 23, 2017 and $15,000 thereafter for service on the MetaBank Board;

•	An annual retainer of $4,000 for the vice chairman of MetaBank’s Board;

•	A fee of $1,250 for each meeting attended of the MetaBank Board;

•	An annual retainer of $3,500 for the chairman of the Company’s Audit Committee;

•	An annual retainer of $2,000 for directors on the Company’s Audit Committee;

•	An annual retainer of $3,000 for the chairman of MetaBank’s Compensation and Risk Committees;

•	An annual retainer of $4,000 for directors on MetaBank’s Credit Committee;

•	An annual retainer of $2,000 for directors on MetaBank’s Compensation and Risk Committees;

•	An annual retainer of $1,000 for directors on MetaBank’s Audit Committee;

•	Restricted stock awards of 750 shares of the Company’s Common Stock granted on January 23, 2017, vesting immediately; and

•	Reimbursement for out-of-pocket expenses incurred in attending Board of Directors and committee meetings.

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Director Compensation

Name	Fee Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Douglas J. Hajek	$61,917	$76,800	$138,717
Elizabeth G. Hoople	$68,323	$76,800	$145,123
Frederick V. Moore	$67,938	$76,800	$144,738
Becky S. Shulman(2)	$80,432	$76,800	$157,232
Kendall E. Stork	$63,845	$76,800	$140,645
Rodney G. Muilenburg(3)	$5,735	$--	$5,735

(1)
Awards for 2017 reflect the aggregate grant date fair value of awards.  The assumptions used in the calculation of these amounts are disclosed in Note 11 to our Consolidated Financial Statements included in our fiscal 2017 Annual Report on Form 10-K.

(2)	Ms. Shulman received pro-rated retainer payments for service on the Board of Directors from October 2016 through December 2016 totaling $19,917.

(3)	Mr. Muilenburg retired from the Board of Directors in January 2017.

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EXECUTIVE OFFICERS

The following sets forth certain information regarding the executive officers of the Company.  Information pertaining to Mr. Haahr, who is both Chairman of the Board of Directors and Chief Executive Officer of Meta Financial and MetaBank, and Mr. Hanson, who is both a director and President of Meta Financial and MetaBank, may be found in the “Directors Remaining in Office” section of Proposal No. 1 above. The Board elects officers annually. For more information pertaining to the employment agreements and compensation of our executive officers, see “Executive Compensation” below.

Name	Age	Position(s) Held in Meta Financial	Executive Officer Since
J. Tyler Haahr	54	Chief Executive Officer	1992
Bradley C. Hanson	53	President	2005
Glen W. Herrick	55	Executive Vice President and Chief Financial Officer	2013
Sheree Thornsberry(1)	49	Executive Vice President and Head of Payments	2017
Shelly Schneekloth(2)	53	Executive Vice President and Head of Technology & Operations	2017

(1)	Ms. Thornsberry joined the Company as an executive officer on September 25, 2017.
(2)	Ms. Schneekloth joined the Company as an executive officer on November 13, 2017.

Glen W. Herrick
Glen W. Herrick is the Executive Vice President and Chief Financial Officer of Meta Financial Group, Inc. and MetaBank. Prior to joining Meta in 2013, Herrick spent 20 years at Wells Fargo serving in various finance, treasury and risk management roles, including CFO of Wells Fargo’s student loan division. Herrick holds a B.S. in Engineering Management from the United States Military Academy at West Point, New York and an MBA from the University of South Dakota. Herrick also graduated from the Stonier Graduate School of Banking. Herrick is a member of the Meta Financial Group, Inc. Executive Committee.

Age: 55 Executive Officer Since: 2013

Sheree Thornsberry
Sheree Thornsberry is the Executive Vice President and Head of Payments of Meta Financial Group, Inc. and MetaBank. Before joining the Company on September 25, 2017, she held leadership positions at InteliSpend and later Blackhawk Network. At Blackhawk Network, Ms. Thornsberry was General Manager of Hawk Incentives, where she was responsible for leading 600 employees. She holds a Master’s Degree in Public Administration from St. Louis University and received her undergraduate degree from Vassar College in Psychology. She is also a graduate of the School for International Training in Kenya, Africa. Sheree has received several industry accolades where she has been recognized for her work within the payments industry: named one of Incentive Magazine’s ‘25 Most Influential People in the Incentive Industry’ in 2016; participated in Incentive Magazine’s 2016 Annual Incentive Roundtable; and received the 2014 Paybefore ‘Top Motivator’ Product Innovation Award.

Age: 49 Executive Officer Since: 2017

Shelly Schneekloth
Shelly Schneekloth is the Executive Vice President and Head of Technology & Operations of Meta Financial Group, Inc. and MetaBank.  Before joining the Company on November 13, 2017, she was a business line executive at FIS from May 2012 until October 2017, where from May 2012 until January 2015, she was the Vice President of Operations of FIS’ Prepaid Processing Division, and from January 2015 to October 2017 she was the General Manager of the Prepaid Processing Division. She received a BBA in International Business and Finance from James Madison University and an MBA from Virginia Tech.

Age: 53 Executive Officer Since: 2017

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis for Fiscal Year 2017

Overview

The Compensation Committee of the Board has designed the Company’s executive compensation program to incentivize continued growth in shareholder value while providing appropriate incentives to retain key talent in the extremely competitive markets in which the Company does business. The discussion and tables that follow detail the compensation programs that the Company has instituted for fiscal year 2017 for its named executive officers and highlights the Compensation Committee’s decision making regarding how these compensation programs incentivize these officers to continue to grow shareholder value and retain our talented team.

Executive Compensation Philosophy

The Company adopted the following Executive Compensation Philosophy in August 2016:

The Company has developed the following executive compensation philosophy to guide it in addressing its compensation practices to recruit, retain, and reward highly qualified executive talent. The philosophy is intended to encourage and reward executive officers for achieving and maintaining superior levels of performance that contribute to long-term shareholder value while also complying with the Federal rules and regulations governing financial institutions. This is a philosophical document that guides but does not require precise compliance, and actual practice may vary according to business conditions, individual background and performance, and other factors.

Competitive Positioning: “Direct compensation” consists of salary, annual incentives, and long-term incentives but excludes benefits and perquisites. “Total Compensation” refers to the combined total of all elements of pay, including salary, annual incentives, long-term incentives, benefits and perquisites. The Company prefers to place more weight on pay-for-performance incentives than benefits. By targeting a higher percentage for Direct Compensation, the Company expects to be approximately at its targeted positioning for Total Compensation. The Company generally intends to position compensation for its executive officers as follows:

Percentile Rank to Compensation Peer Group
	Expected Performance	Superior Performance
Salary	40th–75th	40th–75th

Salary: The Company will try to hire the best candidate possible (i.e., pay more to get the best people) and will generally target executive salaries at the 40th–75th percentile of the competitive market. The actual salaries compared to market will vary for individual officers and may be above or below the 40th–75th percentile as necessary to recruit and retain high-quality talent. Individual salary determinations will be made based upon the qualifications and experience of each executive, the value of the position to the organization, and the performance of the individual.

Incentive Compensation: The Company believes that its executive officers should have a significant portion of their total compensation package driven by performance. Most importantly, executive officers should be rewarded for increasing the shareholder value of the enterprise and, secondly, for business unit and/or individual goal achievement. In addition, the Board acknowledges that special circumstances may arise that merit the discretionary adjustments of awards either up or down, for example if the performance of a single department disproportionately impacts the results of other executive officers. The specific rationale for any discretionary adjustments will be documented by the Compensation Committee and shared with the affected executive.

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Annual Cash Incentive: Rewarding executive officers for the annual performance of the Company is the goal of the annual cash incentive program. Approximately 50% of the total incentive opportunity (both annual and long-term combined) will be delivered through the annual cash incentive with a slightly lower percentage in cash for the CEO and President. The annual award levels will be contingent on meeting predefined corporate, business unit, and/or individual goals with a strong emphasis on corporate goals. The weighting of the goals will vary based upon the scope of responsibilities of each executive’s job; however, corporate performance will be weighted 50% at a minimum.

Long-Term Incentives: The Company believes that executive officers should have a meaningful portion of their total compensation opportunity linked to the achievement of long-term goals and delivering increasing shareholder value. Approximately 50% of the total incentive opportunity (both annual and long-term combined) will be delivered through long-term incentives with a slightly higher percentage for the CEO and President. The Company intends to provide executive officers with the opportunity to receive annual equity-based awards that are tied to achieving desired corporate results. It may also choose to use long-term cash (for example, a defined contribution performance plan) or a combination of the two. Long-term incentive awards may be granted on the basis of market practices and meeting performance goals. Part or all, as determined by the board, of these awards will be subject to vesting provisions which may be either performance-based or time-based or a combination of the two. Performance vesting will be determined by comparing the Company’s performance to its compensation peer group and through the use of a third-party index.

Benefits & Perquisites: The Company provides competitive core benefits to all of its employees, and executive officers are eligible to participate in these programs. The Company generally chooses not to emphasize supplemental benefits for its executive officers, preferring to provide greater opportunities in the variable components of direct compensation. However, the Company may provide a non-qualified deferred compensation plan whereby the executive officers may voluntarily accumulate their own funds for retirement and also possibly as a vehicle to receive a company matching contribution to restore core retirement benefits lost as a result of government limitations on qualified plans. The Company may provide perquisites necessary for the executive to efficiently and effectively perform his/her duties, such as cell phone, reimbursement of social club dues, auto allowance, etc. On a case-by-case basis and with prior approval by the Board, the Company may provide additional benefits or grandfather executive officers under previous benefit plans. These programs will vary by executive and will often be influenced by factors such as position, responsibility, tenure, performance, and the circumstances surrounding the executive joining the Company.

Governance: Decisions regarding total compensation program design, as well as individual pay decisions and adjustments, will be made in the context of this Executive Compensation Philosophy. The Compensation Philosophy will be reviewed and approved annually by the Compensation Committee. It may be amended in whole or in part from time-to-time to suit the changing business needs of the Company or to respond to changes in the regulatory environment. Compensation decisions made by the Compensation Committee and the Board of Directors relative to compensation take into consideration current applicable rules, regulations and guidance as they are understood at the time and are made with the goal of being compliant with such requirements.

The Named Executive Officers

This Compensation Discussion and Analysis discusses the material elements of compensation for the Company’s executive officers identified in the Summary Compensation Table (the “named executive officers” or “NEOs”). For 2017, the NEOs were:

•	J. Tyler Haahr, Chairman of the Board and Chief Executive Officer

•	Bradley C. Hanson, President

•	Glen W. Herrick, Executive Vice President, Chief Financial Officer, and Secretary

•	Sheree Thornsberry, Executive Vice President and Head of Payments

•	Cynthia Smith, former Executive Vice President and Chief Operating Officer.

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These executive officers are included in this CD&A and the tables below because the SEC disclosure rules require that the Company disclose the compensation paid for fiscal 2017: (i) for all individuals who served as the principal executive officer (Mr. Haahr); (ii) for all individuals who served as the Company’s principal financial officer (Mr. Herrick); (iii) for the three most highly compensated officers other than the principal executive officer and principal financial officer who were serving as executive officers at the end of fiscal 2017 (Mr. Hanson and Ms. Thornsberry); and up to two additional individuals who would have been included in (iii) but for the fact that the individual was not serving as an executive officer at the end of fiscal 2017 (Ms. Smith). Ms. Smith separated from the Company effective August 15, 2017 and Ms. Thornsberry joined the Company on September 25, 2017.

Process

The Compensation Committee reviews annual salaries and bonuses of the Company’s executive officers, including the NEOs, and makes recommendations to the Board of Directors for review and approval. In addition to cash compensation and bonuses, the Compensation Committee reviews and considers equity compensation programs for the NEOs and may make grants under the Meta Financial Group, Inc. Amended and Restated 2002 Omnibus Incentive Plan (the “2002 Plan”) as it deems appropriate. As previously disclosed, the Company entered into new employment agreements with Messrs. Haahr and Hanson in November 2016 and with Mr. Herrick in December 2016. Over the course of several months preceding the dates of these agreements, the Compensation Committee engaged in extensive discussions and held multiple meetings focused solely on these agreements. In developing these employment agreements, the Compensation Committee reviewed publicly available compensation data of industry competitors and analyzed generalized market trends of performance-based incentives. In working to strike a balance between incentive and non-incentive-based compensation, the Compensation Committee considered the considerable growth that the Company had experienced and the challenges in retaining top talent in the Company’s competitive industry. The Compensation Committee also took into account the entire mix of pay, and did not focus solely on salary, for purposes of bringing these executive officers’ total compensation in line with what the Compensation Committee believed to be competitive with the Company’s market competitors. The final terms of the employment agreements followed extensive negotiations involving the Compensation Committee, Messrs. Haahr, Hanson, and Herrick, and their respective counsel. The Compensation Committee believes that these employment agreements are necessary for the continued retention of these executive officers in an extremely competitive market for talent and to provide compensation opportunities that are competitive based on the Company’s market competitors.

The compensation approval process, which is generally undertaken in the last two months of each fiscal year, consists of annual performance evaluations that are completed by each executive officer’s immediate supervisor. Based on that individual evaluation, the relevant metrics for Company performance, and updated generally available salary data on comparable positions, and subject to the terms of any applicable employment agreements, the Chairman and Chief Executive Officer prepared proposed salary adjustments for all executives other than himself for fiscal 2017. The Compensation Committee makes salary adjustment recommendations to the Board of Directors with respect to the compensation of the Chairman and Chief Executive Officer and the remaining executive officers for review, discussion and approval. As noted above, the Compensation Committee also approved new employment agreements for certain NEOs, effective for fiscal 2017 which included salary adjustments for these executive officers. The full Board of Directors, with affected executive officers recusing themselves and abstaining from voting when appropriate, then reviews the recommendations of the Compensation Committee and approves the final compensation amounts. Equity awards are awarded by the Compensation Committee without review or approval by the Board of Directors. Regarding the compensation components, salary adjustments were effective on September 30, 2017. Additionally, Executive equity awards relating to fiscal 2017 were granted on October 11, 2017. Equity awards under the 2002 Plan are subject to approval by the Compensation Committee, are dependent on the availability of authorized shares under the 2002 Plan, and are determined in accordance with the same criteria used by the Compensation Committee and the Board of Directors in determining the award of cash incentive compensation described below.

As described below, in establishing base salary and incentive compensation awards for fiscal 2017, the Compensation Committee considered historic compensation practices and compensation advice of McLagan (an Aon Hewitt Company), a compensation consulting firm. In 2013, the Compensation Committee engaged McLagan to help it develop an executive compensation philosophy and to further refine its executive compensation guidelines with a view towards encouraging and rewarding executive officers for achieving and maintaining superior levels of performance that contribute to long-term shareholder value while also complying with the federal rules and regulations governing financial institutions. The Compensation Committee considered the historic advice from McLagan, current generally available salary and compensation data, cost of living adjustments, and internal pay equity, among such other criteria, in making compensation decisions for fiscal 2017. As noted above in the section of this proxy statement labeled “Role of the Compensation Consultant,” in April 2017, the Compensation Committee engaged Mercer (US), LLC ("Mercer"), a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., to update the Compensation Committee’s executive compensation guidelines for fiscal year 2018 and beyond.

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Fiscal Year 2017 Executive Compensation Components

For fiscal 2017, the principal components of compensation for our NEOs were:

•	Base salary;

•	Annual cash incentive bonuses and equity incentive compensation;

•	Retirement benefits; and

•	Perquisites and other personal benefits.

As stated above, the Board chooses to compensate the Company’s executive officers, including the Company’s NEOs, in this way because they believe such a compensation program should reward individual performance and incentivize executive officers to achieve and maintain superior levels of performance that contribute to long-term shareholder value. The executive officer compensation program is reviewed by the Compensation Committee on an annual basis and revised as considered necessary.

Peer Group Considerations and the Compensation Consultant for Fiscal 2018

As noted above, the Compensation Committee previously engaged McLagan in 2013 to analyze the Company’s compensation practices and philosophy. The Compensation Committee has considered the McLagan guidance in developing and evaluating its compensation practices through the end of fiscal 2017. In its continuing effort to ensure that the Company’s compensation practices are aligned with current market practices, Mercer was engaged in April 2017 to assist the Compensation Committee in evaluating whether the key components of its executive compensation programs were competitive with comparable compensation packages provided for similar positions and roles at market competitors.

Additionally, the Compensation Committee requested Mercer to assist in developing a peer group of companies that will be used to analyze the Company’s compensation practices for fiscal 2018 and beyond. The companies selected for the peer group reflect that the Company provides a significant amount of non-traditional banking services (e.g., payment processing, ATM services, prepaid cards, tax refund processing, consumer lending and insurance premium financing) in addition to traditional banking and consumer financial services. Comparable companies reflect the following industry groups: banks and thrifts and mortgage finance; consumer finance and diversified financial services; and financial-focused IT.

The companies selected for the peer group were:

ACI Worldwide	Enova International Inc	Oritani Financial Corp
Bankrate Inc	Envestnet Inc	Regional Management Corp
Beneficial Bancorp Inc	Evertec Inc	The Bancorp Inc
Black Knight Financial Services	Fair Isaac Corp	Tristate Capital Holdings Inc
Blucora Inc	Great Western Bancorp Inc	WEX Inc
BOFI Holding Inc	Green Dot Corp	World Acceptance Corp
Cass Information Systems Inc	Newstar Financial Inc	WSFS Financial Corp
Elevate Credit Inc	OnDeck Capital Inc

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In developing the peer group, Mercer evaluated a number of quantitative financial measures in addition to a qualitative assessment. This process resulted in a peer group of companies which, as of the peer company selection date, placed the Company at the 46th percentile for market capitalization and at the 67th percentile for total assets. While this market analysis and the surveys by Mercer inform the Compensation Committee regarding the range of compensation alternatives, the Compensation Committee does not fix the NEO’s compensation levels to specific market percentiles. Instead, the Compensation Committee uses this comparative compensation information to develop a range of acceptable percentiles to assist in the retention of key executive officers whose performance is critical for the success of the organization and in the setting of appropriate goals with respect to the Company’s performance and results.

The Compensation Committee has observed that total compensation for each of our NEOs is within a range of between the 40th percentile and 75th percentile for the peer group, based on individual executive officer’s performance, responsibilities, contributions, experience, competitive conditions and internal equity, and there is a consensus that this range is generally appropriate for the NEOs’ total compensation. It may be the case, however, that specific components of a given executive’s compensation, such as base salary, bonus or equity incentives, may fall outside this range, depending upon factors such as the executive’s position relative to other NEOs, the executive’s history with the Company, the executive’s level of achievement of specific goals, and market conditions.

Compensation Summary for Fiscal 2017

Base Salary

It is the policy of the Company to provide a level of base compensation which is commensurate with the position and the demonstrated abilities of the individual executive officer. The Compensation Committee determined that this salary range was appropriate based on previous feedback from McLagan, the Compensation Committee’s review of pay practices of its market competitors and will generally target executive salaries at the 40th–75th percentile of the competitive market. Individual base compensation is considered a function of the position and the past experience, the level of achievement and the anticipation of continued performance of the officer. Internal pay equity is also considered. Base compensation is reviewed by the Compensation Committee and recommendations are made to the Board of Directors at least annually and adjusted by the Board as considered appropriate.

A review of individual performance includes factors which demonstrate conformity with the responsibility for the safe and sound operation of the Company. The relevance of specific factors varies based on the individual position and includes such items as compliance with internal policies, accepted business practices and regulatory requirements; observed leadership and administrative abilities; the level of technical competence demonstrated in carrying out the responsibilities of the position; and the ability to plan and respond to changing circumstances. No specific quantitative goals are established for these factors in the determination of base compensation; however, quantitative achievements and market leadership are used in part in the determination of incentive compensation (discussed more fully below). The goals and objectives, as outlined in the Company’s strategic business plan, are also factors in the measurement of individual performance. The employment agreements for Messrs. Haahr, Hanson, and Herrick provide for a base salary of $775,000, $775,000, and $400,000, respectively, for fiscal 2017, and $813,750, $813,750, and $425,000, respectively, for fiscal 2018. In September 2017, the Compensation Committee increased Mr. Herrick’s base salary from $425,000 to $450,000 following a review of updated compensation data. The base salaries for Messrs. Haahr, Hanson, and Herrick are generally above the 75th percentile of what the Company considers its competitors or peer group. However, the total compensation for Messrs. Haahr, Hanson, and Herrick are well within the 40th-75th percentile range of the Company’s competitors. The Compensation Committee deviated from its typical range of salary increases with respect to the negotiation of these employment agreements due to the concern about the prior salary ranges and market competitiveness. Additionally, the Compensation Committee believes that the salaries for Messrs. Haahr, Hanson, and Herrick also reflect the increased responsibility and roles that these executive officers have taken on to grow the Company and their extraordinary efforts to build value for shareholders.

Annual Cash and Equity Incentive Compensation

A program of incentive compensation has been established to reward those officers who provide a level of performance for the Company that warrants recognition in the form of compensation above base compensation amounts. Incentive compensation is based upon (i) performance by the individual, and (ii) overall Company performance. The Compensation Committee determined the size of the Company’s annual cash and equity incentive awards. The employment agreements for Messrs. Haahr, Hanson, and Herrick provide for a target bonus under the annual bonus program of 133.3%, 133.3%, and 105.0% of annual base salary, respectively. For each of the Company’s NEOs, the Committee set a maximum aggregate amount of incentive compensation (for both cash and equity) that may be payable to such NEO, with maximum amounts ranging from 112.5–200.0% of base salary. These percentages were based on the position of the NEO, with positions of greatest responsibility (i.e., CEO and President) assigned the maximum percentage of 200% and those NEOs with lesser responsibilities assigned percentages ranging from 112.5–157.5%. Of the respective maximum percentages of incentive compensation payable, 62.5% of such amount was paid in restricted stock and 37.5% was paid in cash for the CEO and President, 47.6% was paid in cash and 52.4% was paid in restricted stock for the CFO. Incentive compensation was not paid to any other NEO for fiscal 2017.

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Cash Incentive Awards.

As set forth below, for the cash incentive awards for fiscal 2017, the Committee determined that 80% of the potential incentive awards would be based solely on Company performance and the remaining 20% would be based on a combination of Company and individual performance. For the 80% based solely on Company performance, the Committee set metrics in four areas, allocating 20% each to the achievement of the following four metrics:

•	Adjusted earnings per share (“EPS”)
•	Adjusted return on equity (“ROE”)
•	Asset quality
•	Deposit growth

The EPS and ROE metrics were adjusted for significant noncore items such as acquisition expenses, gain or loss on sale of securities, intangible amortization and impairment expense and noncash NEO equity grants. The asset quality metric was based on the percentage of non-performing assets to total assets. The deposit growth metric represented the percentage growth from fiscal 2016 to fiscal 2017 in all of Meta Payment Systems’ deposits and MetaBank’s checking, savings, and money market deposits (excluding certificates of deposit). The 20% based on a combination of Company and individual performance was determined on a discretionary basis, with the Committee considering such factors as the Company’s maintenance of its Tier 1 risk-based capital ratio at 8% or above and the applicable NEO’s individual contribution to the Company’s overall performance, without allocating any specific percentages to these factors.

As described in the table below, for the performance metrics relating solely to Company performance, the Committee established threshold, target, and maximum performance levels. After comparing the Company’s actual fiscal 2017 performance to the performance levels, the Committee determined that each of Messrs. Haahr, Hanson, and Herrick was entitled to the percentage of cash incentive compensation set forth in the table below.

Performance Metric	Threshold	Target	Maximum	Actual Performance	Maximum Percentage Multiplier	Actual Percentage Multiplier
Adjusted EPS	$4.50	$4.77	$5.03	$7.34	20.00%	20.00%
Actual MetaBank Core ROE	4.80%	6.80%	10.30%	12.99%	20.00%	20.00%
Asset Quality (NPA)	1.60%	1.10%	0.60%	0.72%	20.00%	18.37%
Core Deposit Growth	2.50%	4.00%	8.50%	10.66%	20.00%	20.00%
Other Considerations (Discretionary)	N/A	N/A	N/A	N/A	20.00%	20.00%
Total					100.00%	98.37%

As noted above, for each of the NEOs, the Committee established a maximum potential cash incentive compensation percentage based on the NEO’s position, which maximum percentage was higher for positions with more responsibility. For each NEO, the actual percentage multiplier of 98.37% for fiscal 2017 was multiplied by both the maximum cash incentive compensation percentage and such NEO’s base salary, and the product was used to determine the cash incentive compensation awarded to such NEO.

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The cash incentive awards made to the NEOs, based on actual performance relative to performance targets established by the Committee for fiscal 2017, were as follows:

Name	Cash Incentive Awards	Actual Cash Incentive Award as a Percentage of Base Salary	Maximum Potential Cash Incentive Award as a Percentage of Base
J. Tyler Haahr	$571,752	73.77%	75.00%
Bradley C. Hanson	$571,752	73.77%	75.00%
Glen W. Herrick	$294,998	73.75%	74.97%

Equity Incentive Awards.

As set forth below, for the equity incentive awards for fiscal 2017, the Committee determined that 80% of the potential incentive awards would be based solely on Company performance and the remaining 20% would be based on a combination of Company and individual performance. For the 80% based solely on Company performance, one-half of the 80% was based on net income, one-fourth of the 80% was based on total shareholder return, and one-fourth of the 80% was based on total loan growth. The net income metric was adjusted for significant and direct noncore items such as acquisition expenses, gain or loss on sale of securities, and noncash NEO equity grants. The total shareholder return metric was based on the Company’s relative performance against the NASDAQ Bank Index, Russell 2000 Index, and an index of payment company peers. The total loan growth metric was based on loan growth for the Bank. The 20% based on a combination of Company and individual performance was determined on a discretionary basis, with the Committee considering such factors as the Company’s trailing three- and five-year performance, the Company’s development of new products and services, the Company’s addition and growth of partners and customers, and the applicable NEO’s individual contribution to the Company’s overall performance, without allocating any specific percentages to these factors.

 As described in the table below, for the performance metrics relating solely to Company performance, the Committee established threshold, target, and maximum performance levels. After comparing the Company’s actual fiscal 2017 performance to the performance levels, the Committee determined that each NEO was entitled to 98.37% of equity incentive compensation applicable to them.

Performance Metric	Threshold		Target		Maximum		Actual Performance		Maximum Percentage Multiplier	Actual Percentage Multiplier
Adjusted Net Income	$38.032	M	$40.716	M	$43.399	M	$63.322	M	40.00%	40.00%
Total Shareholder Return	15.00%		35.00%		65.00%		57.56%		20.00%	18.37%
Total Loan Growth	2.60%		6.00%		12.50%		40.01%		20.00%	20.00%
Other Considerations (Discretionary)	N/A		N/A		N/A		N/A		20.00%	20.00%
Total									100.00%	98.37%

For each NEO, the actual percentage multiplier of 98.37% for fiscal 2017 was multiplied by both the maximum equity incentive compensation percentage and such NEO’s base salary, and the product was used to determine the equity incentive compensation awarded to such NEO.

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The equity incentive awards made to the NEOs, based on actual performance relative to performance targets established by the Committee for fiscal 2017, were as follows:

Name	Equity Incentive Awards (Number of Shares of Restricted Stock)	Actual Equity Incentive Award as a Percentage of Base Salary	Maximum Potential Equity Incentive Award as a Percentage of Base Salary
J. Tyler Haahr	11,211	122.96%	125.00%
Bradley C. Hanson	11,211	122.96%	125.00%
Glen W. Herrick	3,821	81.19%	82.53%

The number of shares of stock awarded was determined by taking the indicated percentage multiplied by base salary, and then divided by a fixed price of $85 (which was the closing stock price on October 11, 2017). For grants related to fiscal 2017 compensation, one-third of such stock grants were immediately vested on the date of grant, one-third vest on the first anniversary of the date of grant, and the remaining one-third vest on the second anniversary of the date of grant. The executive officer compensation program is reviewed by the Board of Directors on an annual basis and revised as considered necessary. Except as described below with respect to the employment agreements, once awarded, incentive payments or awards may not be recovered by the Company (i.e., the Company does not use “clawback” provisions with respect to its compensation packages).

Code Section 162(m) limits deductibility of compensation in excess of $1 million paid to the Company’s CEO and to each of the other three highest paid executive officers (not including the Company’s chief financial officer) unless this compensation qualifies as “performance-based” compensation and satisfies other specific requirements under Code Section 162(m). Based on the applicable tax regulations, taxable compensation derived from the exercise of stock options by senior executive officers under the 2002 Plan should qualify as performance-based for purposes of Code Section 162(m). The Compensation Committee currently intends to maximize the tax deductibility of compensation other than stock options paid to executive officers where possible. However, the Compensation Committee also realizes that in order to attract and retain individuals with superior talent and for other purposes determined to be valuable, it may pay compensation to our executive officers that may not be deductible due to the limit imposed by Code Section 162(m).

A summary of the base salaries, annual cash incentive bonuses and equity incentive compensation paid or awarded to each NEO for fiscal 2017 is provided in the table below:

		Cash Incentive Bonus		Equity Incentive Compensation Stock Awards
Name	Base Salary	Percentage of Base Salary	Amount ($)	Percentage of Base Salary	Number of Shares Acquired (#) (1)
J. Tyler Haahr	$775,000	73.77%	$571,752	122.96%	11,211
Bradley C. Hanson	$775,000	73.77%	$571,752	122.96%	11,211
Glen W. Herrick	$400,000	73.75%	$294,998	81.19%	3,821

(1)	One-third of these shares vest on each of October 11, 2017, 2018 and 2019.

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Special Incentive Awards

As an inducement to Messrs. Haahr, Hanson, and Herrick entering into the employment agreements with restrictive covenants which they were not previously subject, the executive officers received equity awards. Messrs. Haahr and Hanson both received restricted stock awards under the 2002 Plan on November 16, 2016 of 89,156 shares  and on January 1, 2017 of 10,844 shares of the Company’s common stock. The January 1, 2017 grant was the second tranche of the special incentive award for Messrs. Haahr and Hanson. Mr. Herrick received restricted stock awards under the 2002 Plan on December 2, 2016 of 60,000 shares of the Company’s common stock. Each of these restricted stock awards will vest ratably over an eight-year period (ending October 1, 2024), provided that the executive maintains continuous service through such eight-year performance period and the performance goals are satisfied for each measurement period during the performance period. The performance criteria for these restricted stock awards requires the Compensation Committee, following the four quarters ending June 30th immediately preceding each vesting date in the restricted stock agreements, to certify whether the Company has satisfied capital requirements under the Basel III Capital Rules or such other capital requirements as may be promulgated by the Federal Reserve and the Office of the Comptroller of the Currency; provided that for the October 1, 2017 vesting date, the measurement period was the period beginning January 1, 2017 and ending June 30, 2017. If the Compensation Committee determines that the Company has not satisfied these capital requirements, the number of restricted shares for that determination period will be forfeited. The Compensation Committee determined that the performance criteria and vesting period (using an eight-year period as opposed to the Company’s more typical three-year vesting period) were appropriate to incentivize these executive officers to continue providing high-level services to the Company and its shareholders.

Retirement Benefits

Most of our employees, including all of our NEOs, participate in the MetaBank Profit Sharing 401(k) Plan and the Meta Financial Group, Inc. Employee Stock Ownership Plan. Our NEOs also participate in the Supplemental Employees’ Investment Plan for Salaried Employees (known as the “Benefit Equalization Plan” or “BEP”) and related Trust Agreement. This plan is an excess benefit plan that provides for employer contributions to the extent that Code Section 401(a)(17) and/or Code Section 415 limits the amounts that may be contributed to a participant’s qualified retirement plan account.

Benefits payable under the BEP are designed to be taxable as ordinary income at the time of distribution. Additional details regarding the BEP are summarized in more detail under “Nonqualified Deferred Compensation Plans.”

Perquisites and Other Personal Benefits

The Company provides the NEOs with limited perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with the Company’s overall compensation program to better enable it to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs.

Attributed costs of the perquisites and personal benefits for the NEOs for fiscal 2017 are included in the “Summary Compensation Table” below. The costs shown are for personal use of a Company-provided automobile (based on mileage driven and depreciation), life insurance premiums, personal use of a Company-paid country club membership and gift cards, and are taxable income to the NEOs who received those perquisites and personal benefits. The Company generally receives a corresponding compensation deduction (subject to the limitations of Code Section 162(m), as described above).

Post-Employment: Change in Control and Severance Arrangements

Under the terms of the Company’s equity-based compensation plans and employment agreements, as applicable, the NEOs are entitled to payments and benefits upon the occurrence of specified events, including termination of employment and upon a change in control of the Company. The specific terms of these employment agreements, as well as an estimate of the compensation that would have been payable had they been triggered as of 2017 fiscal-year end, are described in the section entitled “Potential Payments Upon Termination or Change in Control.” In the case of each of the employment agreements for Messrs. Haahr, Hanson, and Herrick, the terms of these arrangements was negotiated through arms-length negotiations with each of these executive officers. As part of these negotiations, the Compensation Committee analyzed the terms of the same or similar arrangements for comparable executive officers by some of the Company’s market competitors. This approach was used by the Compensation Committee in setting the amounts payable and the events triggering payments under the employment agreements. The severance and change in control payment provisions in the employment agreements are designed to address competitive concerns regarding retaining Messrs. Haahr, Hanson, and Herrick, as many market competitors provided these benefits and, prior to adopting these employment agreements, these executive officers did not have similar protections.

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Compensation Risk Analysis

During 2017, the Compensation Committee reviewed the Company’s compensation practices to ensure that the Company’s compensation structure, as designed and executed, does not motivate excessive risk-taking that could adversely impact the long-term value of the Company.

After conducting the review, the Compensation Committee concluded that the Company’s incentive programs do not motivate or encourage unnecessary or excessive risk-taking. This conclusion reflected a review of various factors, such as fostering an appropriate risk management culture. The Compensation Committee will continue to review and monitor its compensation programs to ensure that they continue to not motivate excessive risk-taking that could adversely impact the long-term value of the Company.

Consideration of Say-On-Pay Voting Results

As noted above, in its compensation review process, the Compensation Committee considers whether the Company’s executive compensation and benefits program serves the long-term interests of the Company’s stockholders. In that respect, as part of its on-going review of the Company’s executive compensation program, the Compensation Committee considered the approval by approximately 89% of the votes cast for the Company’s “say-on-pay” vote at the Company’s 2017 annual meeting. Based in part on such vote, the Compensation Committee determined that the Company’s executive compensation objectives and compensation elements continued to be appropriate and did not make changes in response to such “say-on-pay” vote.

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Compensation Tables

The following table sets forth compensation information for the fiscal year ended September 30, 2017, for the Company’s named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1) (2)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
J. Tyler Haahr	2017	$775,000	$9,905,416	$--	$571,752	$641,585	(3)	$11,893,752
Chairman of the	2016	576,965	390,139	--	431,929	144,610		1,543,644
Board and Chief Executive Officer	2015	550,000	282,533	40,759	443,430	127,745		1,444,467
Bradley C. Hanson	2017	$775,000	$9,905,416	$--	$571,752	$388,724	(4)	$11,640,891
President	2016	575,767	390,139	--	431,929	136,426		1,534,262
	2015	550,000	282,533	6,160	443,430	113,922		1,396,045
Glen W. Herrick	2017	$400,000	$5,635,406	$--	$294,998	$148,130	(5)	$6,478,535
Executive Vice	2016	301,966	208,774	--	238,368	71,180		820,289
President, Chief Financial Officer and Secretary	2015	255,000	130,130	--	200,126	48,514		633,770
Sheree Thornsberry	2017	$--	$747,000	$--	$--	$--		$747,000
Executive Vice President and Head of Payments(6)
Cynthia Smith	2017	$331,940	$140,680	$--	$--	$843,956	(8)	$1,316,576
Former Executive Vice President and Chief Operating Officer (7)	2016	241,463	46,993	--	140,625	19,044		448,125

(1)
Awards reflect the aggregate grant date fair value of awards. The assumptions used in the calculation of these amounts are disclosed in Note 11 to our Consolidated Financial Statements included in our fiscal 2017 Annual Report on Form 10-K.

(2)
Includes bonuses paid in fully vested shares of restricted stock on October 12, 2015 with respect to the fiscal year ended September 30, 2015. Includes bonuses paid in shares of restricted stock on October 11, 2016 with respect to the fiscal year ended September 30, 2016, one third of which vested on each of October 11, 2016 and 2017, and one third of which vests on October 11, 2018. For Messrs. Haahr, Hanson and Herrick in 2017, includes shares of restricted stock awarded in connection with executing employment agreements containing restrictive covenants they were not previously subject to, with a grant date fair value of $9,108,683, $9,108,683 and $5,397,000, respectively, each of which shares vest ratably over an eight-year period (ending on October 1, 2024) (see “Compensation Discussion & Analysis – Special Incentive Awards” above for a discussion of the performance targets and vesting provisions with respect to these awards). For Messrs. Haahr and Hanson, includes fully vested shares of restricted stock awarded as director compensation with grant date fair values of $18,684 for 2015, $20,746 for 2016 and $76,800 for 2017. For Mr. Herrick, includes fully vested shares of restricted stock awarded as a hiring bonus with a grant date fair value of $25,670 for 2015. For Ms. Thornsberry, includes shares of restricted stock awarded as a hiring bonus with a grant date fair value of $747,000, one quarter of which vests on December 24, 2017 and each of September 25, 2018, 2019 and 2020. For Ms. Smith, a total of 2,119 shares were granted on October 11, 2016 with a grant date fair value of $140,680, with one-third of the shares vesting on each of October 11, 2016, 2017, and 2018.  Due to Ms. Smith’s separation from the Company in August 2017, 1,412 shares were forfeited.

(3)
Includes $335,337 as a Vacation Payout (as defined below), $254,658 as a Company contribution to the Benefit Equalization Plan, $20,000 for director compensation, $10,600 as a Company contribution to the MetaBank Profit Sharing 401(k) Plan, $10,600 as a Company contribution to the Meta Financial Employee Stock Ownership Plan, and personal use of company owned auto, personal portion of country club membership costs, life insurance premiums and a gift card. During fiscal year 2017, the Company made a change in paid time off policy that restricts the number of vacation hours that may be carried over into the following year. As a result of this change, employees received a payment in fiscal year 2017 calculated by multiplying total vacation hours outstanding as of December 31, 2016, less forty (40) hours (to use as a starting bank for the new paid time off policy) by the then-current hourly rate (or hourly rate equivalent) of pay of the employee (“Vacation Payout”).

(4)
Includes $235,759 as a Company contribution to the Benefit Equalization Plan, $99,107 as a Vacation Payout (as defined in footnote 3 above), $20,000 for director compensation, $10,600 as a Company contribution to the MetaBank Profit Sharing 401(k) Plan, $10,600 as a Company contribution to the Meta Financial Employee Stock Ownership Plan, $10,816 as the personal portion of country club membership costs, life insurance premiums and a gift card.

Meta Financial Group, Inc. | 2017 Proxy Statement	31

(5)
Includes $104,299 as a Company contribution to the Benefit Equalization Plan, $20,000 as a Vacation Payout (as defined in footnote 3 above), $10,600 as a Company contribution to the MetaBank Profit Sharing 401(k) Plan, $10,600 as a Company contribution to the Meta Financial Employee Stock Ownership Plan, life insurance premiums and a gift card.

(6)	Ms. Thornsberry joined the Company and first became an executive officer on September 25, 2017.

(7)	Ms. Smith joined the Company and first became an executive officer on January 25, 2016. She separated from the Company effective August 15, 2017.

(8)
Includes severance pay in the amount of $815,000, $407,500 of which was paid in September 2017 and the remaining $407,500 is to be paid in January 2018, a continuation of Company provided health benefits under COBRA for 13 months, which is valued at $13,490, a tax gross-up in the amount of $11,165, a Vacation Payout (as defined in footnote 3 above), life insurance premiums and a gift card.

Meta Financial Group, Inc. | 2017 Proxy Statement	32

Grants of Plan Based Awards

The following table sets forth information concerning stock awards made during the fiscal year ended September 30, 2017, for the Company’s named executive officers.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)		Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock Units		Grant Date Fair Value of Stock and Option Awards
			Target	Maximum	Threshold	Target		Maximum
Name	Grant Date		($)	($)	(#)	(#)		(#)	(#)		($)(2)
J. Tyler Haahr	10/11/16	(3)			3,615	7,229		10,846			719,933
	11/16/16					89,156	(4)				7,992,835
	1/1/17					10,844	(4)				1,115,848
	1/23/17								750	(5)	76,800
			386,531	581,250
Bradley C. Hanson	10/11/16	(3)			3,615	7,229		10,846			719,933
	11/16/16					89,156	(4)				7,992,835
	1/1/17					10,844	(4)				1,115,848
	1/23/17								750	(5)	76,800
			386,531	581,250
Glen W. Herrick	10/11/16	(3)			1,197	2,394		3,591			238,406
	12/2/16					60,000	(4)				5,397,000
			224,910	337,365
Sheree Thornsberry	9/25/17								10,000	(6)	747,000
Cynthia Smith	10/11/16	(3)			706	1,412		2,118			140,680

(1)
Represents cash incentive award pursuant to the executive’s employment agreement, as discussed above in “Compensation Discussion & Analysis for Fiscal Year 2017 – Cash Incentive Awards.” There are no threshold payouts for these awards.

(2)
Awards reflect the aggregate grant date fair value of awards.  The assumptions used in the calculation of these amounts are disclosed in Note 11 to our Consolidated Financial Statements included in our fiscal 2017 Annual Report on Form 10-K.

(3)
Represents equity incentive awards paid in shares of restricted stock on October 11, 2016 with respect to the fiscal year ended September 30, 2016, one-third of such award vested on each of October 11, 2016 and 2017, and one-third of such award vests on October 11, 2018. These awards were granted pursuant to the Company’s program of incentive compensation discussed in the “Compensation Discussion & Analysis for Fiscal Year 2016 – Equity Incentive Awards” section of the Company’s fiscal year 2016 proxy statement. With respect to Ms. Smith, as a result of her separation from the Company in August 2017, a total of 1,412 of the shares she was awarded with respect to the fiscal year ended September 30, 2016 were forfeited back to the Company.

(4)
Represents restricted stock award granted in connection with executive’s entry into an employment agreement. One-eighth of these shares vested on October 1, 2017, and one-eighth vest on each of October 1, 2018, 2019, 2020, 2021, 2022, 2023, and 2024, in each case, subject to the executive maintaining continuous service through such eight-year performance period and certain performance goals are satisfied for each measurement period during the performance period. There are no threshold or maximum payouts for these awards. The performance targets and vesting provisions for these awards are discussed above in “Compensation Discussion & Analysis for Fiscal Year 2017 – Special Incentive Awards.”

(5)	These shares vested immediately on January 23, 2017.

(6)	One quarter of these shares vest on December 24, 2017, and the remaining three quarters vest in equal increments on each September 25, 2018, 2019, and 2020.

Meta Financial Group, Inc. | 2017 Proxy Statement	33

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information as of September 30, 2017, concerning unexercised stock options and unvested restricted stock held by the Company’s named executive officers.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (2) ($)
J. Tyler Haahr	15,766	16.00	9/30/2018
	8,449	23.01	9/30/2019
	6,595	31.79	9/30/2020
				109,362	(3)	8,573,981
Bradley C. Hanson	6,250	16.00	9/28/2018
	7,407	23.01	9/30/2019
	5,962	31.79	9/30/2020
				109,362	(3)	8,573,981
Glen W. Herrick	—	—	—	63,126	(4)	4,949,078
Sheree Thornsberry	---	---	---	10,000	(5)	784,000
Cynthia Smith	---	---	---	---		---

(1)	All of the unexercised option awards are fully vested.

(2)	The dollar value of the awards is calculated using the closing market price of $78.40 per share of our unrestricted Common Stock on September 29, 2017.

(3)
Of these shares, 12,501 shares vest on each October 1st for years 2017 through 2020, 12,499 shares vest on each October 1st for years 2021 through 2024, 3,615 shares vested on October 11, 2017, 2,133 shares vest on September 30, 2018, and 3,614 shares vest on October 11, 2018.

(4)	Of these shares, 7,500 shares vest on each October 1st for years 2017 through 2024, 1,197 shares vest on each October 11 for years 2017 through 2018, and 732 shares vest on September 30, 2018.

(5)	Of these shares, 2,500 shares vest on December 24, 2017 and 2,500 shares vest on each September 25th for years 2018 through 2020.

Meta Financial Group, Inc. | 2017 Proxy Statement	34

Option Exercises and Stock Vested

The following table sets forth information concerning stock options and restricted stock held by the Company’s named executive officers that were exercised or vested, as applicable, during the fiscal year ended September 30, 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
J. Tyler Haahr	7,155	$339,219	6,499	$484,105
Bradley C. Hanson	12,664	$948,337	6,499	$484,105
Glen W. Herrick	--	$--	2,930	$223,286
Sheree Thornsberry	--	$--	--	$--
Cynthia Smith	--	$--	707	$46,938

(1)
The value realized on exercise is calculated by multiplying the number of shares acquired on exercise by the difference between the NASDAQ Stock Market value on the date of exercise and the market value on the date of grant.

(2)
Reflects the market value of the stock awards on the date of vesting, which for each of the awards equals the per share closing price of the Company's Common Stock as reported by the NASDAQ Stock Market on the vesting date (or previous Friday if the vesting date fell on a weekend).

Retirement Benefits, Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

Nonqualified Deferred Compensation Plans

Name	Company contributions in last FY ($)(1)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
J. Tyler Haahr	$254,658	$130,024	$--	$1,302,057
Bradley C. Hanson	235,759	16,377	--	679,706
Glen W. Herrick	104,299	35	--	167,083
Sheree Thornsberry	--	--	--	--
Cynthia Smith	--	--	--	--

(1)	Company contributions are reported as “All Other Compensation” in the Summary Compensation Table.

Meta Financial Group, Inc. | 2017 Proxy Statement	35

Stock Ownership Guidelines

Our Chief Executive Officer, President and Chief Financial Officer are subject to stock ownership guidelines recently adopted by our Compensation Committee, to be effective January 1, 2018. For a discussion of such stock ownership guidelines, please see the above sub-section titled “Stock Ownership Guidelines” in the “Corporate Governance” section of this proxy statement.

Potential Payments Upon Termination or Change in Control

The following tables set forth the payments and benefits that would be received by Messrs. Haahr, Hanson and Herrick in the following scenarios (assuming such event occurred on September 30, 2017): (i) a termination of employment due to death or disability, (ii) an involuntary termination without cause or voluntary termination for good reason, or (iii) a termination without cause or good reason or due to death or disability proximate to a change-in-control of the Company (as discussed in Note 2 to the tables below). A voluntary termination without good reason or a termination for cause would not result in any payments or other benefits of the amounts described in the tables below.  Although not detailed in the tables below, Ms. Thornsberry received a grant of 10,000 shares of restricted stock during fiscal year 2017. Under Ms. Thornsberry’s restricted stock agreement, upon a change in control or termination due to death, disability or retirement, any unvested shares would be accelerated and immediately vested.  Based on $78.40, the closing price of the Company’s common stock on September 29, 2017, assuming one of these events occurred with respect to Ms. Thornsberry on September 30, 2017, the value of the acceleration of her restricted stock award would have been $784,000.  Each NEO would be entitled to receive other payments and benefits upon termination of employment to which they were already entitled or vested in on such date, under any employment contract, plan or other arrangement of the Company, including amounts under the Company’s retirement programs, in accordance with their terms (the “non-severance benefits”), and such non-severance benefits are not detailed in this section. The payments described in this section with respect to each of Messrs. Haahr, Hanson and Herrick and Ms. Thorsberry would be over and above any non-severance benefits to which such NEO may be entitled.

Pursuant to the terms of their respective employment agreements, each of Messrs. Haahr, Hanson and Herrick is subject to certain confidentiality obligations both during employment and following termination, and is subject to certain non-competition, non-solicitation  (both employees and business relationships) and non-disparagement covenants during the term of employment and for a 24-month period following termination of employment. These employment agreements are also subject to certain bank regulatory requirements regarding the payment of compensation to such NEOs and provide for clawbacks of compensation paid to such NEOs under certain circumstances.

Name	Benefit	Death or Disability(1)	Change of Control (2)	Termination without “cause” or for “good reason” (3) (4) (5)
J. Tyler Haahr	Cash severance (6)	$3,611,500	$3,611,500	$3,611,500
	Annual Performance Bonus (7)	$571,752	$571,752	$571,752
	Acceleration of Equity Awards (8)	$1,714,059	$8,573,981	$1,714,059
	Company payment of COBRA premiums (9)	$33,111	$33,111	$33,111
	Total:	$5,930,422	$12,790,344	$5,930,422
Bradley C. Hanson	Cash severance (6)	$3,611,500	$3,611,500	$3,611,500
	Annual Performance Bonus (7)	$571,752	$571,752	$571,752
	Acceleration of Equity Awards (8)	$1,714,059	$8,573,981	$1,714,059
	Company payment of COBRA premiums (9)	$33,111	$33,111	$33,111
	Total:	$5,930,422	$12,790,344	$5,930,422
Glen W. Herrick	Cash severance (6)	$1,640,000	$1,640,000	$1,640,000
	Annual Performance Bonus (7)	$294,998	$294,998	$294,998
	Acceleration of Equity Awards (8)	$833,078	$4,949,078	$833,078
	Company payment of COBRA premiums (9)	$33,111	$33,111	$33,111
	Total:	$2,801,187	$6,917,187	$2,801,187

Meta Financial Group, Inc. | 2017 Proxy Statement	36

(1) Under the executive officer’s employment agreement, “disability” is defined as the executive officer becoming unable to perform the essential functions of the executive officer’s position, with or without reasonable accommodation, due to a mental or physical disability, for a consecutive period of 180 days or for an aggregate of 270 days in any 365-day period.

(2) Under the executive officer’s employment agreement, the difference between a termination without cause, good reason, death or disability proximate to (discussed below) a change in control as compared to such a termination without a change in control, is that a termination under such circumstances proximate to a change in control would provide the executive officer with accelerated vesting of all equity awards (regardless of whether any performance conditions have been met). For purposes of these employment agreements, a termination would be “proximate to” a change in control if the termination of employment occurs within ninety (90) days prior to or within twenty-four (24) months following the consummation of a change of control. If any payments or benefits constitute “parachute payments” within the meaning of Code Section 280G that would be subject to the excise tax imposed under Code Section 4999, the executive officer’s employment agreement provides that, prior to making such payments, a calculation will be made comparing (x) the “net benefit” to the executive officer of the parachute payments after payment of the excise tax to (y) the net benefit to the executive officer if the parachute payments are limited to the extent necessary to avoid being subject to the excise tax.  Only if the amount calculated under (x) above is less than the amount under (y) above will the parachute payments be reduced to the minimum extent necessary to ensure that no portion of the parachute payments is subject to the excise tax. “Net benefit” means the present value of the parachute payments net of all federal, state, local, foreign income, employment, and excise taxes. A “change of control” is defined under each of the employment agreements as any one of the following occurrences, subject to exceptions specifically identified in the employment agreements:  (a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of the securities of the Company representing more than 50% of (i) the outstanding equity shares or units of the Company or (ii) the combined voting power of the Company’s then-outstanding securities; or (b) the sale or disposition of all or substantially all of the Company’s assets (or any transaction having similar effect is consummated); or (c) the Company is party to a merger or consolidation that results in the holders of voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (d) the dissolution or liquidation of the Company.  Notwithstanding the foregoing, to the extent amounts of “non-qualified deferred compensation” subject to Section 409A become due to the executive officer in connection with a change of control, then for purposes of such amount, the events otherwise constituting a change of control will only constitute a change of control if they also constitute a “change in control event” (as described in Treas. Reg. Section 1.409A-3(i)(5)(i)) with respect to the Company.

(3)  In the event of an involuntary termination without cause or a termination for good reason, the employment agreements for each of Messrs. Haahr, Hanson and Herrick require the execution and non-revocation of a release of claims.

(4) Under the executive officer’s employment agreement, “cause” means or will be deemed to exist if, as determined in the Board’s discretion: (i) the executive officer commits (a) a felony (or procedural equivalent), (b) a crime of moral turpitude, or (c) another crime that is materially injurious to the Company or its affiliates; (ii) in carrying out executive officer’s duties, the executive officer engages in conduct, whether by act or omission, that constitutes gross negligence or willful misconduct; (iii) the executive officer materially breaches any provision of the executive officer’s employment agreement or any material Company policy, and executive officer fails to cure such breach, in each case, to the extent reasonably curable, to the reasonable satisfaction of the Board within thirty (30) days after the executive officer’s receipt of written notice of such breach; (iv) the executive officer refuses to comply with, or repeatedly fails to undertake good faith efforts to comply with, a lawful directive from the Board, and such failure to perform continues for fifteen (15) business days after the executive officer’s receipt of written notice of such failure, provided, however, that the executive officer’s non-compliance with the Board’s directive will not constitute cause if the executive officer notifies the Board in writing within fifteen (15) days of receiving said directive that the executive officer reasonably believes that performance of such directive would constitute an ethical breach, moral turpitude, gross negligence, fraud, and/or violate any applicable law, and, following such written notification by the executive officer, the Board elects, within the executive officer’s sole and exclusive discretion, to rescind such directive; (v) the executive officer engages, whether by act or omission, in any theft, fraud, misappropriation or embezzlement with respect to the Company or its affiliates or any customer or client thereof or engages in any other misconduct that results in material personal gain to the executive officer at the expense of the Company or its affiliates or material injury (whether monetarily or reputationally) to the Company or its affiliates; or (vi) the executive officer’s use of alcohol or drugs (other than consistent with a lawful prescription) which materially impairs the executive officer’s performance of the executive officer’s duties to the Company or its affiliates; (vii) the executive officer’s failure to cooperate in good faith with any governmental or internal investigation regarding the Company or its affiliates; or (viii) the executive officer engages in or displays personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated material duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order.

Meta Financial Group, Inc. | 2017 Proxy Statement	37

(5) Under the executive officer’s employment agreement, “good reason” means the executive officer’s voluntary resignation following the occurrence of one or more of the following: (i) a material breach by the Company or MetaBank of any material provision of the executive officer’s employment agreement; or (ii) a material change of the executive officer’s position and/or duties so that the executive officer’s duties are (a) no longer consistent with the position of a senior executive or (b) the executive officer no longer reports to the Board or the executive officer’s then direct supervisor; or (iii) the Company relocates the executive officer’s principal place of work to a location more than ten (10) miles from the Company’s headquarters in Sioux Falls, SD, without executive officer’s prior written approval.

(6) Under the executive officer’s employment agreement, cash payments equal to the sum of (a) two-times the executive officer’s annual base salary (at the rate in effect at the time of termination) and (b) two-times the executive officer’s target annual bonus (according to the percentage of base salary in effect at the time of termination), which will be aggregated and paid in a lump sum cash payment within sixty (60) days following the termination date, and subject to required deductions for state and federal withholding tax, social security and all other applicable employment taxes and required deductions.

(7) Under the executive officer’s employment agreement, the executive officer is entitled to a pro-rata bonus payment equal to the product of (x) the annual bonus that the executive officer would have earned for the fiscal year in which the termination occurs based on achievement of the applicable performance goals for such year  and (y) a fraction, the numerator of which is the number of days that the executive officer was employed by the Company during the fiscal year in which the termination occurs and the denominator of which is the total number of days in such fiscal year. The pro-rata bonus payment will be paid, notwithstanding any service requirement, following the last day of the applicable bonus period, not later than the date that annual bonuses are paid to similarly situated executives and in no event later than March 15th of the calendar year immediately following the fiscal year in which the termination date occurs.  The amount presented is based upon actual achievement of applicable performance goals for fiscal year 2017, as discussed in greater detail in “Compensation; Discussion and Analysis” above (i.e. 73.77% of base salary for each of Messrs. Haahr and Hanson and 73.75% of base salary for Mr. Herrick).

(8)  Calculated using $78.40, the closing price of the Company’s common stock on September 29, 2017. The amounts represent the value of accelerated unvested shares of restricted stock (and with respect to such shares of restricted stock subject to vesting based upon performance criteria, the assumed achievement of such criteria for only the year in which the termination occurs), determined as to each such award held by the executive officer by calculating $78.40 multiplied by such number of unvested shares of restricted stock. The amounts do not include any value of accelerated unvested stock options as all stock options held by the executive officers at September 30, 2017 were fully vested. Certain outstanding equity compensation awards, other than stock options and stock appreciation rights, that were granted by the Company to the executive officer, that were intended to constitute performance-based compensation under Code Section 162(m), and that were otherwise scheduled to vest in a year subsequent to the year of termination of executive officer’s employment, will remain outstanding and fully vest upon satisfaction of the applicable performance requirements underlying such awards, notwithstanding any service requirement; provided, that, if the termination is proximate to a change of control, as described in note (2) to these tables, all outstanding equity awards will immediately vest, regardless of whether the performance measures have been met. Any outstanding equity-based compensation awards, including stock options and stock appreciation rights, that were granted by Company to the executive officer and that are not intended to qualify as performance-based compensation under Code Section 162(m), vest upon a change in control, and with respect to restricted stock awards, vesting also occurs upon retirement, death or disability (as such terms are defined in the grant agreements and the 2002 Plan).

(9) Under the executive officer’s employment agreement, following a termination due to death, disability, termination without cause or good reason, the Company is required to pay the premiums necessary to continue the executive officer’s group health care coverage (i.e. medical, dental and vision, to the extent applicable) for a period up to eighteen (18) months following the executive officer’s termination of employment.  For purposes of this table, monthly premiums were assumed to be $1,839.49 based on the COBRA rate for family coverage in effect on September 30, 2017, which amount, for the purposes of this table, was then multiplied by the maximum 18 month period.

Cynthia Smith Severance and General Release Agreement

The Company and MetaBank entered into a Severance and General Release Agreement with Cynthia M. Smith on August 30, 2017 (the “Severance Agreement”), in connection with Ms. Smith’s separation from the Company. Under the terms of the Severance Agreement MetaBank agreed to pay Ms. Smith severance pay in the amount of $815,000, payable in two equal installments, and agreed, to the extent Ms. Smith elects to continue to participate in the MetaBank-sponsored group medical plan under COBRA following the separation date, to pay the premiums for medical coverage until the earlier of September 30, 2018 or the date on which Ms. Smith is no longer eligible for coverage under COBRA. Pursuant to the Severance Agreement, Ms. Smith agreed to certain restrictive covenants. On the terms set forth in the Severance Agreement, Ms. Smith agreed to release MetaBank and the Company from all claims against the Bank, the Company and their related parties relating to any act or omission prior to the date of the Severance Agreement, and agreed not to bring any action or litigation against MetaBank, the Company or their related parties with respect to such claims.

Meta Financial Group, Inc. | 2017 Proxy Statement	38

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth in this proxy statement with management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors of Meta Financial that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into its annual report on Form 10-K.

Douglas J. Hajek		Elizabeth G. Hoople		Frederick V. Moore
	Becky S. Shulman		Kendall E. Stork

Meta Financial Group, Inc. | 2017 Proxy Statement	39

RELATED PERSON TRANSACTIONS

Executives

During fiscal year 2017, Troy Moore III, a former officer of the Company, was a brother-in-law of J. Tyler Haahr and received approximately $793,421 of total compensation in fiscal year 2017, which compensation consisted of amounts owed to Mr. Moore in his capacity as an officer of the Company in fiscal year 2016 and $408,067 of which consisted of severance payments paid to Mr. Moore in connection with his resignation of employment pursuant to the Separation and General Release Agreement between Mr. Moore, the Company and MetaBank, dated September 30, 2016.

Loans

MetaBank has followed a written policy of granting loans to eligible directors, officers, employees and members of their immediate families for the financing of their personal residences and for consumer purposes. As of September 30, 2017, all loans or extensions of credit to executive officers and directors were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to MetaBank, and did not involve more than the normal risk of collectability or present other unfavorable features.

Meta Financial Group, Inc. | 2017 Proxy Statement	40

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Meta Financial’s directors and officers, and persons who own more than 10% of a registered class of Meta Financial’s Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Meta Financial Common Stock and other equity securities of Meta Financial generally by the second business day following a transaction. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish Meta Financial with copies of all Section 16(a) forms they file.

To Meta Financial’s knowledge, based solely on a review of the copies of such reports furnished to Meta Financial and written representations that no other reports were required during the fiscal year ended September 30, 2017, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except in the following instances: (i) each of Bradley C. Hanson, Glen W. Herrick and Sonja Theisen filed one late report, in each case with respect to two transactions, and (ii) Frederick V. Moore filed one late report with respect to one transaction.

Meta Financial Group, Inc. | 2017 Proxy Statement	41

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)

Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on a nonbinding advisory basis, the compensation of our “named executive officers.” This nonbinding advisory vote, commonly referred to as “Say-on-Pay,” is not intended to address any specific item of compensation, but instead relates to the compensation of our “named executive officers” as disclosed in the “Summary Compensation Table,” inclusive of all related footnotes, and related narrative included in this proxy statement.

The Compensation Committee believes an effective compensation program should be one that is designed to recruit and keep top quality executive leadership focused on attaining short-term and long-term corporate goals and increasing stockholder value. We believe that our executive compensation program is designed to reasonably and fairly recruit, motivate, retain and reward our executives for achieving our objectives and goals. Through equity grants, each of our executive officers is aligned with the stockholders long-term interests of increasing the value of the Company.

As an advisory vote, the Say-on-Pay resolution is not binding on the Company. The approval or disapproval of this proposal by stockholders will not require the Board or the Compensation Committee to take any action regarding our executive compensation practices. The final decision on the compensation and benefits of our executive officers and on whether, and if so, how, to address any stockholder approval or disapproval remains with the Board and the Compensation Committee. The Board, however, values the opinions of our stockholders as expressed through their votes and other communications. Accordingly, the Board as well as the Compensation Committee will review and consider the results of the “Say-on-Pay” vote, the opinions of our stockholders and other relevant factors in making future decisions regarding the Company’s executive compensation program.

We encourage our stockholders to read the “Compensation Discussion and Analysis” and related compensation tables and narrative located elsewhere in this proxy statement. These sections describe our executive compensation policies and practices and provide detailed information about the compensation of our named executive officers. The Company has in place a performance-based compensation system that links executive pay to the short- and long-term performance of the Company.

The Board of Directors recommends a vote FOR the approval, on a nonbinding advisory basis, of the executive compensation paid by the Company to its named executive officers and the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, footnotes and narrative discussion is hereby APPROVED.”

Meta Financial Group, Inc. | 2017 Proxy Statement	42

PROPOSAL 3: AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
FROM 15 MILLION TO 30 MILLION SHARES.

Proposal 3 contemplates an amendment to Article Fourth of the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 15 million shares to 30 million shares (the “Charter Amendment”).

No increase in the number of authorized shares of nonvoting common stock or preferred stock is proposed.

The complete text of the Charter Amendment is set forth on Appendix A to this proxy statement.  Such text is, however, subject to revision for such changes as may be required by the Delaware Secretary of State or other changes consistent with this proposal that we may deem necessary or appropriate.

On November 1, 2017, the Board of Directors voted to approve and adopt, and to recommend that stockholders approve and adopt, the Charter Amendment.  If the Company’s stockholders approve Proposal 3, we intend to file the Charter Amendment with the Delaware Secretary of State immediately following the Annual Meeting.

As of November 17, 2017:

•	9,685,398 shares of Common Stock were issued (including 18,936 shares of Common Stock held in treasury) and 9,666,462 shares were outstanding;

•
513,355 shares of Common Stock have been reserved for issuance under the Company’s equity compensation plans, leaving a balance of 4,801,247 shares of Common Stock authorized and unissued and not reserved for any specific purpose;

•	No shares of Preferred Stock were issued and outstanding; and

•	No shares of nonvoting common stock were issued and outstanding.

Reasons for the Charter Amendment

The Board of Directors believes it is advisable and in the best interests of the Company’s stockholders to make available additional authorized but unissued shares of Common Stock in order to maintain the Company’s flexibility to use capital stock for various purposes, including capital raising, providing equity incentives to directors and employees to attract and retain talented personnel, paying stock dividends or effecting stock splits, expanding the Company’s business through acquisitions or other strategic transactions involving the issuance of shares, including mergers, acquisitions and other business combinations, and other general corporate purposes.

Consistent with the currently authorized but unissued shares of Common Stock, the additional shares of Common Stock authorized by this Proposal 3, if approved by stockholders, would be available for issuance without further action by stockholders, unless further action is required by law, the rules of the NASDAQ Stock Market or any other stock exchange on which the Common Stock, as applicable, may be then listed.

If stockholders do not approve and adopt the proposed Charter Amendment, the Company may not be able to pursue the actions noted above when determined by the Board to be appropriate and in the best interests of the Company and its stockholders.

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Consequences of Proposal 3

The newly authorized shares of Common Stock would constitute additional shares of the existing class of Common Stock and, if and when issued, will have the same rights and privileges as the shares of Common Stock currently authorized.  The Common Stock is not entitled to preemptive rights.

While this Proposal 3 is not intended to prevent or discourage any actual or threatened takeover of the Company, if this Proposal 3 is approved, under certain circumstances, the Charter Amendment could have anti-takeover effects.  For example, in the event of a hostile attempt to acquire control of the Company, it may be possible for the Company to endeavor to impede the attempt by issuing shares of Common Stock, thereby diluting the voting power of the other outstanding shares of Common Stock and increasing the potential cost to acquire control of the Company.  The proposed Charter Amendment may also have the effect of permitting the Company’s current members of management and the current members of the Board of Directors to retain their respective positions, and resist changes to the Board of Directors that stockholders may wish to make if they are dissatisfied with the performance of the Company or the Common Stock.  The additional shares of Common Stock could also be issued in private placements or other transactions without stockholder approval, subject to applicable law and applicable rules and regulations of any securities exchange on which the Company’s shares of capital stock are listed, permitting the acquisition by a holder of a large number of shares of Common Stock or Preferred Stock (which may be convertible into shares of Common Stock).  Accordingly, because stockholders do not have preemptive rights with respect to the Common Stock, to the extent that additional authorized shares of Common Stock are issued in the future, they will decrease the respective percentage equity ownership of existing holders of Common Stock, if any, and depending on the price at which they are issued, could be dilutive to existing stockholders.  If this proposal is adopted, the increase in the number of authorized shares of Common Stock may render more difficult or discourage a merger, tender offer or proxy contest (and thereby potentially limit the opportunity for stockholders to dispose of their shares of Common Stock at a premium to the then-current market price generally available in takeover attempts or that may be available under a merger proposal).  Any such anti-takeover effects may have an adverse impact on stockholders.

Effectiveness of Charter Amendment

If the stockholders approve and adopt the proposed Charter Amendment contemplated by this Proposal 3, the Company will promptly file the Charter Amendment with the Delaware Secretary of State following stockholder approval, whereupon the Charter Amendment will become effective.

The Board of Directors recommends a vote FOR the approval of the amendment to the Certificate of Incorporation contemplated by this Proposal 3.

Meta Financial Group, Inc. | 2017 Proxy Statement	44

PROPOSAL 4: AMENDMENT AND ADOPTION OF THE 2002 PLAN.

We are asking our stockholders to approve the amendment and adoption of the 2002 Plan to increase the aggregate number of shares that may be issued pursuant to the 2002 Plan from 1,150,000 shares to 1,600,000 shares.  The amendment to the 2002 Plan was approved by our Board of Directors on November 1, 2017, subject to the approval of our stockholders.  Copies of the 2002 Plan and the amendment to the 2002 Plan are attached to this proxy statement as Appendix B and Appendix C, respectively.

The Board of Directors recommends that you vote FOR the approval and adoption of the amendment to the 2002 Plan

Our Board of Directors originally adopted the 2002 Plan effective November 25, 2002, and our stockholders approved the 2002 Plan at their meeting on January 27, 2003. The 2002 Plan was subsequently amended on August 26, 2008 (with certain items having retroactive effectiveness), and subsequently amended effective as of January 1, 2009. By its original terms, the 2002 Plan would have expired on November 25, 2017.  However, the 2002 Plan was amended and restated effective on November 24, 2014 which, among other things, extended the term of the 2002 Plan by five years, expiring November 25, 2022.

As of November 17, 2017, there were approximately 148,471 shares of Common Stock available for future share-based awards under the 2002 Plan. The closing sale price of our Common Stock on November 17, 2017 was $87.55 per share on the NASDAQ Global Select Market.  Participation in the 2002 Plan is at the discretion of the Compensation Committee.  No incentive awards of any kind have been authorized or committed pursuant to this Proposal 4; therefore, no such awards are determinable as of the date of this proxy statement and no “New Plan Benefits” table is included herein.

Considerations in Determining the Number of Additional Shares to be Available for Issuance Under the 2002 Plan

In determining the number of proposed additional shares to be issuable under the 2002 Plan, the Compensation Committee and the Board considered a number of factors, including the following:

•	key data relating to outstanding equity awards and shares available for grant;

•	historical award information, including past share usage;

•	a dilution analysis; and

•	expected future share needs.

Summary Description of the 2002 Plan, as amended by Proposal 4

Purposes and Eligibility

The purpose of the 2002 Plan is to promote the long-term interests of the Company and its stockholders by providing a means for attracting and retaining directors, advisory directors, officers and employees of the Company and its affiliates.

Administration and Types of Awards

The 2002 Plan is administered by the Compensation Committee, which interprets the 2002 Plan and has broad discretion to select the eligible persons to whom awards will be granted, as well as the type, size, terms and conditions of each award, including the exercise price of stock options, the number of shares subject to awards and the expiration date of, and the vesting schedule or other restrictions applicable to, awards.

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The 2002 Plan allows the granting of the following types of awards:

•	options;

•	stock appreciation rights, or SARs;

•	restricted stock; and

•	performance awards.

Stock Options.    The 2002 Plan permits the grant of both incentive stock options and nonqualified stock options. Options are subject to the terms and conditions, including vesting conditions, set by the Compensation Committee. Each option gives the holder the right to receive a number of shares of common stock upon exercise of the option and payment of the exercise price. The exercise price may be paid in cash, personal check, wire transfer, or shares of common stock (using procedures approved by the Compensation Committee).

The exercise price for all stock options granted under the 2002 Plan will be determined by the Compensation Committee, except that no stock options can be granted with an exercise price that is less than 100% of the fair market value of the common stock on the date of grant; provided that an incentive stock option granted to a 10% shareholder, the exercise price per share must not be less than 110% of the fair market value of the common stock on the date of grant. The term of all stock options granted under the 2002 Plan will be determined by the Compensation Committee, but generally will not exceed 15 years; provided that, incentive stock options will have a term that shall not exceed ten years. The aggregate Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year shall not exceed $100,000.

Stock Appreciation Rights or SARs.  All SARs may be granted on a stand-alone basis or in conjunction with stock options granted under the 2002 Plan. SARs are subject to the terms and conditions, including vesting conditions, set by the Compensation Committee. A SAR granted under the 2002 Plan entitles its holder to receive, at the time of exercise, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share of the Common Stock over a specified price, known as the strike price, fixed by the Compensation Committee, which strike price will not be less than 100% of the fair market value of the Common Stock on the grant date of the SAR. Payment may be made in cash, shares of the Common Stock, or other property, in any combination as determined by the Compensation Committee.

Restricted Stock.  Restricted stock is common stock that is forfeitable until the restrictions lapse. The Compensation Committee will determine the restrictions for each award and the purchase price, if any. Restrictions on the restricted stock may include time-based restrictions, the achievement of specific performance goals or the occurrence of a specific event. If the performance goals are not achieved or the restrictions do not lapse within the time period provided in the award agreement, the participant will forfeit his or her restricted stock.

Performance Awards.  Performance awards are any grant of a bonus consisting of cash or other property (including common stock) the amount and value of which, and/or the receipt of which, is conditioned upon the achievement of certain performance goals specified by the Compensation Committee. Performance may be paid in cash, shares of Common Stock, other securities or other awards under the 2002 Plan. The Compensation Committee will determine the terms of all performance awards, including the performance goals and performance period during which such goals must be met. If the minimum performance goals are not attained during the performance period specified in the applicable award agreement, the participant will forfeit all of his or her performance awards.

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Performance-Based Compensation

The objective performance criteria for performance awards granted under the 2002 Plan that are designed to qualify for the performance-based exception from the tax deductibility limitations of Section 162(m) and are to be based on one or more of the following measures:

•	earnings before any or all of interest, tax, depreciation or amortization (actual and adjusted and either in the aggregate or on a per-share basis);

•	earnings (either in the aggregate or on a per-share basis);

•	net income or loss (either in the aggregate or on a per-share basis);

•	operating profit;

•	cash flow (either in the aggregate or on a per-share basis);

•	free cash flow (either in the aggregate or on a per-share basis);

•	costs;

•	gross revenues;

•	reductions in expense levels;

•	operating and maintenance cost management and employee productivity;

•	share price or total stockholder return (including growth measures and total stockholder return or attainment by the shares of a specified value for a specified period of time);

•	net economic value;

•	economic value added;

•	aggregate product unit and pricing targets;

•
strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, asset quality, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

•	achievement of objectives relating to diversity, employee turnover, regulatory compliance or other internal business items;

•	results of customer satisfaction surveys; and/or

•	debt ratings, debt leverage and debt service.

Change in Control

Unless provided otherwise in an award agreement, a participant’s outstanding awards will become vested, the relevant restrictions on outstanding awards will lapse and the relevant performance goals will be deemed to be met upon the occurrence of a change in control.

For purposes of the 2002 Plan, a “change in control” occurs when (i) any third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner of shares of the Company with respect to which 25% or more of the total number of votes for the election of our Board of Directors may be cast, (ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company shall cease to constitute a majority of our Board of Directors, or (iii) our stockholders approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly-owned corporation or for a sale or other disposition of all or substantially all the assets of the Company.  In addition, to the extent an award under the 2002 Plan constitutes non-qualified deferred compensation subject to Section 409A of the Code, the award agreement for such award may contain a different definition of “change in control” that will be applicable for such award.

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Termination of Employment or Service

With respect to stock options and SARs granted pursuant to an award agreement, unless the applicable award agreement provides otherwise, in the event of a participant’s termination of employment or service due to his or her death, such participant’s stock options or SARs will vest and remain exercisable until two (2) years after such termination (but not beyond the original term of the option), and thereafter will be cancelled and forfeited to us.  Unless the applicable award agreement provides otherwise, in the event of a participant’s termination of employment or service for any reason (other than for cause) including disability, such participant’s vested stock options or SARs (to the extent exercisable at the time of such termination) will remain exercisable until three months following termination for incentive stock options and one year after such termination for nonqualified stock options (but, in either case, not beyond the original term of the option) and thereafter will be cancelled and forfeited to us. Unless the applicable award agreement provides otherwise, in the event of a participant’s termination of employment due to retirement, such participant’s stock options or SARs will remain exercisable for three months, in the case of an incentive stock option or  during the two (2) year period following such termination for nonqualified stock options (but, in either case, not beyond the original term of the option), and thereafter will be cancelled and forfeited to us. In the event of a participant’s termination of employment or service for cause, such participant’s outstanding stock options or SARs (whether vested or unvested) will immediately be cancelled and forfeited to us.

Unless the applicable award agreement provides otherwise, with respect to awards of restricted stock, (1) in the event of a participant’s termination of employment or service for any reason other than death, disability or retirement, the unvested portion of any such award will be forfeited to us, and (2) upon termination because of death, disability retirement, the unvested portion of any such award will immediately vest.  With respect to performance awards, the treatment of such awards following a participant’s termination of employment or service will be governed by the provisions of the applicable award agreement.

The 2002 Plan defines “cause” as a termination of service by reason of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or gross negligence.

Amendment and Termination

Unless the 2002 Plan is earlier terminated by our Board of Directors, the 2002 Plan will automatically terminate twenty years from the 2002 Plan’s effective date. Awards granted before the termination of the 2002 Plan may extend beyond that date in accordance with their terms. Our Board of Directors is permitted to amend the 2002 Plan. Stockholder approval of any such amendment will be obtained if required to comply with applicable law or exchange rules, or as otherwise determined by our Board of Directors.  The Compensation Committee may waive any conditions or rights of the Company under any award or may amend an outstanding award, but unless otherwise provided in the 2002 Plan, only with the consent of the affected participant.

Transferability

Awards granted under the 2002 Plan are not transferable except by will or the laws of descent and distribution, except that an award other than an incentive stock option may be transferred pursuant to a qualified domestic relations order or by gift to any member of the participant’s immediate family or to a trust for the benefit of one or more of such immediate family members.

Adjustments

In the event a stock dividend, stock split, reorganization, recapitalization, spin-off, or other similar event affects shares such that the Compensation Committee determines an adjustment to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2002 Plan, the Compensation Committee will (among other actions and subject to certain exceptions) adjust the number and type of shares available under the 2002 Plan, the number and type of shares subject to outstanding awards and the exercise price of outstanding stock options and other awards.

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Federal Tax Consequences

The following is a brief summary of the current federal income tax consequences that generally apply with respect to awards that may be granted under the 2002 Plan and is based upon laws, regulations, rules and decisions now in effect, all of which are subject to change. The following summary is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the Plan. This summary does not describe any foreign, state or local tax consequences, tax withholding requirements or various other rules that could apply to a particular individual or to the Company and its subsidiaries under certain circumstances (and references to Company in this section include the applicable subsidiary, if any). This summary is not intended or written to be used (and cannot be used by any taxpayer) to avoid penalties that may be imposed on a taxpayer. Tax implications may vary due to individual circumstances. Participants should consult their personal tax advisors about the tax consequences related to awards under the Plan. Tax consequences are not guaranteed.

Nonqualified Stock Options.  The grant of nonqualified stock options generally should have no federal income tax consequences to the Company or the option holder. Upon the exercise of a nonqualified stock option, the option holder will recognize ordinary income equal to the excess of the fair market value of the acquired shares on the date of exercise over the exercise price paid for the shares. The Company generally will be allowed a federal income tax deduction equal to the same amount that the option holder recognizes as ordinary income. In the event of the disposition of the acquired shares of Common Stock, any additional gain or loss generally will be taxed to the option holder as either short-term or long-term capital gain or loss depending on how long the shares were held.

Incentive Stock Options.  The grant and exercise of incentive stock options generally should have no federal income tax consequences to the Company. The grant and exercise of incentive stock options generally have no ordinary income tax consequences to the option holder. However, upon the exercise of an incentive stock option, the option holder treats the excess of the fair market value on the date of exercise over the exercise price as an item of tax adjustment for alternative minimum tax purposes, which may result in alternative minimum tax liability.

If the option holder retains the shares of common stock acquired upon the exercise of an incentive stock option for at least two years following the grant date of the option and one year following exercise of the option, the subsequent disposition of such shares will ordinarily result in long-term capital gains or losses to the option holder equal to the difference between the amount realized on disposition of the shares and the exercise price. The Company will not be entitled to any deduction in such case. If the holding period requirements described above are not met, the option holder will recognize ordinary income upon disposition of the common stock equal to the excess of the fair market value of the shares on the date of exercise (or, if less, the sale price received on disposition of the shares) over the exercise price. The Company will be entitled to a corresponding tax deduction in the same amount. Any additional gain or loss realized by the option holder on the disposition of the Common Stock will be taxed as short-term or long-term capital gain or loss, as applicable.

Stock Appreciation Rights.  The granting of SARs does not result in taxable income to the recipient of a SAR or a tax deduction for the Company. Upon exercise of a SAR, the amount of any cash the participant receives and the fair market value as of the exercise date of any Common Stock received are taxable to the participant as ordinary income and such amount will be deductible by the Company.

Restricted Stock.  Unless an election is made by the recipient under Section 83(b) of the Code, a participant will not recognize any taxable income upon the award of shares of restricted stock that are not transferable and are subject to a substantial risk of forfeiture. Unless paid in the form of additional restricted stock (which would be subject to the same restrictions and tax treatment as the restricted stock to which they relate) dividends paid with respect to restricted stock prior to the lapse of restrictions applicable to that stock will be taxable as compensation income to the participant. Generally, the participant will recognize taxable ordinary income at the first time those shares become transferable or are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of those shares when the restrictions lapse, less any amount paid with respect to the award of restricted stock. The recipient’s tax basis will be equal to the sum of the amount of ordinary income recognized upon the lapse of restrictions and any amount paid for such restricted stock. The recipient’s holding period will commence on the date on which the restrictions lapse.

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As indicated above, a participant may elect under Section 83(b) of the Code to recognize taxable ordinary income upon the award date of restricted stock (rather than being taxed as described above) based on the fair market value of the shares of Common Stock subject to the award on the date of the award. If a participant makes that election, any dividends paid with respect to that restricted stock (unless paid in the form of additional restricted stock, which would either require a separate election under Section 83(b) of the Code or will be subject to the treatment described in the paragraph above) will not be treated as compensation income, but rather as dividend income, and the participant will not recognize additional taxable income when the restrictions applicable to his or her restricted stock award lapse.

Assuming compliance with the applicable tax withholding and reporting requirements, the Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by a participant in connection with his or her restricted stock award in the taxable year in which that participant recognizes that ordinary income.

Other Awards.  The granting of performance awards generally should not result in the recognition of taxable income by the recipient or a tax deduction by the Company. The payment or settlement of such awards should generally result in immediate recognition of taxable ordinary income by the recipient equal to the amount of any cash paid or the then-current fair market value of the shares of Common Stock received, and a corresponding tax deduction by the Company. If the award consists of shares of Common Stock that are not transferable and are subject to a substantial risk of forfeiture, the tax consequences to the participant and the Company will be similar to the tax consequences of restricted stock awards described above, assuming that such award is payable upon the lapse of the restrictions. If the award consists of unrestricted shares of Common Stock, the recipient of those shares will immediately recognize as taxable ordinary income the fair market value of those shares on the date of the award, and the Company will be entitled to a corresponding tax deduction.

Section 162(m) of the Code.    Under Section 162(m) of the Code, we may be limited as to Federal income tax deductions to the extent that total annual compensation in excess of $1 million is paid to our Chief Executive Officer or any one of our other three highest paid executive officers (other than the Chief Financial Officer) who are employed by the Company on the last day of our taxable year. However, certain “performance-based compensation,” the material terms of which are disclosed to and approved by our stockholders, is not subject to this deduction limitation.

Section 280G of the Code.    Under certain circumstances, accelerated vesting, exercise or payment of awards under the 2002 Plan in connection with a “change in control” of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of Section 280G of the Code. To the extent that it is so considered, the participant holding the award would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and the Company would be denied a tax deduction for the amount of the excess parachute payment.

Section 409A of the Code.    Section 409A of the Code applies to amounts that are considered “non‑qualified deferred compensation.” If a deferred compensation arrangement, including certain awards that may be issued under the 2002 Plan, does not meet the requirements of Section 409A of the Code, the timing of taxation for these amounts could be accelerated (meaning these amounts could become immediately taxable). Also, an additional 20% income tax, as well as penalties and interest, could be imposed upon the applicable participants in the 2002 Plan.

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PROPOSAL 5: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

The Audit Committee appointed KPMG LLP, an independent registered public accounting firm, as auditors of our financial statements for the year ending September 30, 2018. KPMG LLP has served as auditors for us since April 2008. The Audit Committee has determined to afford our stockholders the opportunity to express their opinions on the matter of auditors and, accordingly, is submitting to the stockholders at the Annual Meeting a proposal to ratify the Audit Committee’s appointment of KPMG LLP. If a majority of the shares present, in person or represented by proxy, and entitled to vote are not voted in favor of the ratification of the appointment of KPMG LLP, the Board will interpret this as an instruction to seek other auditors.

Representatives of KPMG LLP are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire.

The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public account firm for the year ending September 30, 2018 as contemplated by this Proposal 5.

INDEPENDENT AUDITOR FEES

The following table presents fees billed by KPMG LLP for the audit of the Company’s annual financial statements and internal control over financial reporting for the years ended September 30, 2017 and 2016, and fees billed for other services rendered by KPMG LLP during 2017 and 2016.

Fiscal Year	Audit Fees ($)	Audit- Related Fees ($)	Tax Fees ($)	All Other Fees ($)
2017	$1,001,550	$151,310	$132,925	$0
2016	651,680	308,903	95,750	0

Audit fees consist of fees for the audit of the Company’s annual financial statements and internal control over financial reporting, review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

Audit-related fees consist of fees for audits of financial statements of the employee benefit plans maintained by the Company, fees related to the Company’s registration statements, fees for professional services rendered for Statement on Standards for Attestation Engagements No. 16 (“SSAE 16”), fees for due diligence services for a potential acquisition, and assistance with accounting research matters.

Tax fees consist of fees for tax consultation and tax compliance services for the Company and the employee benefit plan maintained by the Company.

The Company’s Audit Committee has considered and concluded that the provision of all non-auditing services (and the aggregate fees billed for such services) in the fiscal year ended September 30, 2017, by KPMG LLP is compatible with maintaining the independence of the independent registered public accounting firm.

Pre-Approval Policy. The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. The non-audit services include audit-related, tax, and SSAE 16 services. The Audit Committee’s policy is to pre-approve all services and fees for up to one year, which approval includes the appropriate detail with regard to each particular service and its related fees. In addition, the Audit Committee can be convened on a case-by-case basis to approve any services not anticipated or services whose costs exceed the pre-approved amounts.

During the last two fiscal years ended September 30, 2017, 100% of all audit and permissible non-audit services were pre-approved by the Audit Committee.

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STOCKHOLDER PROPOSALS FOR THE FISCAL YEAR 2018 ANNUAL MEETING

Under Rule 14a-8 under the Exchange Act, stockholder proposals to be presented at Meta Financial’s 2018 Annual Meeting of Stockholders must be received by our Secretary no later than [_________], 2018, to be eligible for inclusion in Meta Financial’s proxy statement and form of proxy related to the 2018 Annual Meeting. Any such proposal will be subject to the requirements of the proxy rules adopted under the Exchange Act, and as with any stockholder proposal (regardless of whether such proposal is included in Meta Financial’s proxy materials), Meta Financial’s Certificate of Incorporation and By-laws and Delaware law.

To be considered for presentation at the next Annual Meeting, but not for inclusion in the Company’s proxy statement and form of proxy for that meeting, proposals must be received by the Company by the Deadline. As reflected in Meta Financial’s By-laws, the “Deadline” means the date that is 60 days prior to the anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 50 days from such anniversary date, to be timely, notice by the stockholder must be so delivered not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of such meeting is first made.

Pursuant to Meta Financial’s By-laws, stockholders may nominate a person or persons for election to the Board of Directors at a meeting of stockholders at which directors are to be elected by delivering timely notice in writing to its Secretary. To be timely, a stockholder’s notice must be delivered or mailed to and received at the Company’s principal executive offices not less than 30 days prior to the date of the meeting; provided, however, that in the event that less than 40 days’ notice or prior disclosure of the date of the meeting is given or made to stockholders, to be timely, notice by the stockholder must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2017, is being made available concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders. Our Annual Report on Form 10-K is not incorporated into this proxy statement and shall not be deemed to be solicitation material. The Company hereby undertakes to provide to any recipient of this proxy statement, upon his or her request, a copy of any of the exhibits to our Annual Report on Form 10-K. Requests for such copies should be directed in writing to Investor Relations, Meta Financial Group, Inc., 5501 South Broadband Lane, Sioux Falls, South Dakota 57108.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this proxy statement. However, if any other matter should properly come before the Annual Meeting or any adjournment or postponement thereof, it is intended that holders of the proxies will vote in accordance with their judgment.

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CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
META FINANCIAL GROUP, INC.

META FINANCIAL GROUP, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Act”), DOES HEREBY CERTIFY THAT:

1.             Section A of Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

“FOURTH:

A.        The total number of shares of all classes of stock which the Corporation shall have the authority to issue is thirty-six million (36,000,000) shares, consisting of:

1.          three million (3,000,000) shares of preferred stock, par value one cent ($.01) per share (the “Preferred Stock”);

2.          thirty million (30,000,000) shares of common stock, par value one cent ($.01) per share (the “Common Stock”); and

3.          three million (3,000,000) shares of nonvoting common stock, par value one cent ($.01) per share (the “Nonvoting Common Stock”).

Subject to the provisions set forth in this Certificate of Incorporation, in accordance with the provisions of Section 242(b)(2) of the Act, the number of authorized shares of any class of stock of the Corporation may be increased or decreased (but not below the number of shares of such class then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote irrespective of the class vote requirements set forth in Section 242(b)(2) of the Act.”

A-1

META FINANCIAL GROUP, INC.

2002 OMNIBUS INCENTIVE PLAN (as amended and restated, effective November 24, 2014)

 1             Plan Purpose.  The purpose of the Plan is to promote the long-term interests of the Company and its stockholders by providing a means for attracting and retaining directors, advisory directors, officers and employees of the Company and its Affiliates.

 2             Definitions.  The following definitions are applicable to the Plan:

“Affiliate” -- means any “parent corporation” or “subsidiary corporation” of the Company as such terms are defined in Section 424(e) and (f), respectively, of the Code.

“Award” -- means the grant by the Committee under this Plan of an Incentive Stock Option, a Non-Qualified Stock Option, a Stock Appreciation Right, Restricted Stock or a Performance Award, or any combination thereof, as provided in the Plan.

“Award Agreement” -- means the agreement evidencing the grant of an Award made under the Plan.

“Cause” -- means termination of service by reason of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or gross negligence.

“Code” -- means the Internal Revenue Code of 1986, as amended.

“Committee” -- means the Committee referred to in Section 3 hereof.

“Company” -- means Meta Financial Group, Inc. and any successor thereto.

“Continuous Service” -- means the absence of any interruption or termination of service as a director, advisory director, officer or employee of the Company or an Affiliate, except that when used with respect to a person granted an Incentive Stock Option means the absence of any interruption or termination of service as an employee of the Company or an Affiliate.  Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of transfers between payroll locations of the Company or between the Company, its parent, its subsidiaries or its successor.

“ERISA” -- means the Employee Retirement Income Security Act of 1974, as amended.

“Incentive Stock Option” -- means an option to purchase Shares granted by the Committee which is intended to qualify as an Incentive Stock Option under Section 422 of the Code.  Unless otherwise set forth in the Award Agreement, any Option which does not qualify as an Incentive Stock Option for any reason shall be deemed a Non-Qualified Stock Option.

“Market Value” -- means the closing high bid with respect to a Share on the date in question on the Nasdaq Stock Market, or any similar system then in use, or, if the Shares are not then traded on the Nasdaq Stock Market or any similar system, the closing sales price on such date (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of a Share on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if on such date the Shares are not quoted on the Composite Tape, on the New York Stock Exchange, or if the Shares are not listed or admitted to trading on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 (the “Exchange Act”) on which the Shares are listed or admitted to trading, or, if the Shares are not listed or admitted to trading on any such exchange, the fair market value on such date of a Share as the Committee shall determine. The Committee shall determine the fair market value on such date in accordance with Code Section 409A and the regulations issued thereunder.

“Non-Qualified Stock Option” -- means an option to purchase Shares granted by the Committee which does not qualify, for any reason, as an Incentive Stock Option under Section 422 of the Code.

“Option” -- means an Incentive Stock Option or a Non-Qualified Stock Option awarded to a Participant pursuant to Section 5(a) hereof.

“Participant” -- means any director, advisory director, officer or employee of the Company or any Affiliate who is selected by the Committee to receive an Award.

“Performance Award” -- means an Award granted pursuant to Section 5(d) herein.  For the avoidance of doubt, Performance Awards may include annual incentive awards or annual bonuses.  To the extent a Performance Award is intended to comply with the Performance-Based Exception, the Committee will take such steps as it deems reasonably necessary to ensure that such Performance Award actually complies with the Performance-Based Exception.

“Performance-Based Exception” -- means the performance-based exception from the tax deductibility limitations of Code Section 162(m) contained in Code Section 162(m)(4)(C) and Treasury Regulations Section 1.162(e)(27), including, to the extent applicable, the special provision for options thereunder.

“Performance Goal” -- means the objective or subjective criteria determined by the Committee, the degree of attainment of which will affect the portion of a Participant’s Performance Award potentially payable.  Performance Goals may contain threshold, target and maximum levels of achievement and, to the extent the Committee intends a Performance Award to comply with the Performance-Based Exception, the Performance Goals shall be chosen from among the Performance Measures set forth in Section 3A(c).

“Performance Measures”  -- has the meaning set forth in Section 3A(c).

“Performance Period”  -- means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Performance Award are to be measured.

“Plan” -- means this Amended and Restated 2002 Omnibus Incentive Plan of the Company.

“Related” -- means (i) in the case of a Stock Appreciation Right, a Stock Appreciation Right which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of, an Option or another Stock Appreciation Right and (ii) in the case of an Option, an Option with respect to which and to the extent a Stock Appreciation Right is exercisable, in whole or in part, in lieu thereof.

“Restricted Stock” -- means Shares awarded to a Participant pursuant to Section 5(c) hereof.

“Retirement” -- means retirement from employment with the Company or an Affiliate thereof, as an employee, director, director emeritus or advisory director thereof, having reached the age of 65.

“Shares” -- means the shares of common stock of the Company.

“Stock Appreciation Right” -- means a stock appreciation right with respect to Shares granted by the Committee pursuant to the Plan.

“Ten Percent Holder” -- means any individual who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company and any Affiliate.

“Termination of Service” -- means cessation of service, for any reason, whether voluntary or involuntary, so that the affected individual is not either (i) an employee of the Corporation or any Affiliate for purposes of an Incentive Stock Option, or (ii) a director, advisory director or employee of the Corporation or any affiliate for purpose of any other Award.

 3             Administration.  The Plan shall be administered by a Committee consisting of two or more members of the Board of Directors of the Company, each of whom (i) shall be an outside director as defined in the Performance-Based Exception and (ii) shall be a Non-Employee Director as defined under Rule 16(b) of the Securities Exchange Act of 1934 or any similar or successor provision.  The members of the Committee shall be appointed by the Board of Directors of the Company.  Except as limited by the express provisions of the Plan or by resolutions adopted by the Board of Directors of the Company, the Committee shall have sole and complete authority and discretion to (i) select Participants and grant Awards; (ii) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of instruments evidencing such grants; and (v) establish from time to time regulations for the administration of the Plan, interpret the Plan, to correct any defect or supply an omission or reconcile any inconsistency in the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan.

A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee.

3A.          Compliance With Section 162(m) of the Code.

(a)       Section 162(m) Compliance.  To the extent the Committee determines that compliance with the Performance-Based Exception is desirable with respect to an Award, this Section 3A shall apply.  In the event that changes are made to Code Section 162(m) to permit flexibility with respect to any Awards available under the Plan, the Committee may, subject to this Section 3A, make any adjustments to such Awards as it deems appropriate.

(b)       Annual Individual Limitations.  In addition to the annual Share limits set forth in Section 4 of the Plan, no Participant may be granted a cash Award, the maximum payout for which would exceed $3,000,000 for a Performance Period of less than or equal to one (1) year.  No Participant may be granted a cash Award for a Performance Period of more than one (1) year, the maximum payout for which would exceed $5,000,000.

(c)       Performance Measures.  Subject to Section 3A(f), unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general Performance Measures set forth in this Section 3A(c), for Awards (other than Options and Stock Appreciation Rights) designed to qualify for the Performance-Based Exception, the objective performance criteria shall be based upon one or more of the following (each a “Performance Measure”):

1.          Earnings before any or all of interest, tax, depreciation or amortization (actual and adjusted and either in the aggregate or on a per-Share basis);

2.          Earnings (either in the aggregate or on a per-Share basis);

3.          Net income or loss (either in the aggregate or on a per-Share basis);

4.          Operating profit;

5.          Cash flow (either in the aggregate or on a per-Share basis);

6.          Free cash flow (either in the aggregate on a per-Share basis);

7.          Costs;

8.          Gross revenues;

9.          Reductions in expense levels;

10.        Operating and maintenance cost management and employee productivity;

11.        Share price or total shareholder return (including growth measures and total stockholder return or attainment by the Shares of a specified value for a specified period of time);

12.        Net economic value;

13.        Economic value added;

14.        Aggregate product unit and pricing targets;

15.        Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, asset quality, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

16.        Achievement of objectives relating to diversity, employee turnover, regulatory compliance or other internal business items;

17.        Results of customer satisfaction surveys; and/or

18.        Debt ratings, debt leverage and debt service;

provided that applicable Performance Measures may be applied on a pre- or post-tax basis; and provided further that the Committee may, on the date an Award intended to comply with the Performance-Based Exception is granted, and in the case of other Awards, at any time, provide that the formula for such Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss.

(d)       Flexibility in Setting Performance Measures.  For Awards intended to comply with the Performance-Based Exception, the Committee shall set the Performance Measures within the time period prescribed by Section 162(m) of the Code.  The levels of performance required with respect to Performance Measures may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result.  Performance Measures may differ for Awards to different Participants.  The Committee shall specify the weighting (which may be the same or different for multiple objectives) to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award.  Any one or more of the Performance Measures may apply to the Participant, a department, unit, division or function within the Company or any one or more direct or indirect subsidiaries thereof; and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices).

(e)       Adjustments.  The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception may not (unless the Committee determines to amend the Award so that it no longer qualified for the Performance-Based Exception) be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).  The Committee may not, unless the Committee determines to amend the Award so that it no longer qualifies for the Performance-Based Exception, delegate any responsibility with respect to Awards intended to qualify for the Performance-Based Exception.  All determinations by the Committee as to the achievement of the Performance Measure(s) shall be in writing prior to payment of the Award.

(f)        Changes to Performance Measures.  In the event that applicable laws, rules or regulations change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, and still qualify for the Performance-Based Exception, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

4.             Shares Subject to Plan.

(a)       Subject to adjustment by the operation of Section 7, the maximum number of Shares with respect to which Awards may be made under the Plan is 1,150,000 Shares.  The Shares with respect to which Awards may be made under the Plan may be either authorized and unissued shares or previously issued shares reacquired and held as treasury shares.  Shares which are subject to Related Stock Appreciation Rights and Related Options shall be counted only once in determining whether the maximum number of Shares with respect to which Awards may be granted under the Plan has been exceeded.  An Award shall not be considered to have been made under the Plan with respect to any Option or Stock Appreciation Right which terminates or with respect to Restricted Stock which is forfeited, and new Awards may be granted under the Plan with respect to the number of Shares as to which such termination or forfeiture has occurred.

(b)       During any calendar year, no Participant may be granted Awards under the Plan of more than 100,000 Shares, subject to adjustment as provided in Section 7.

5.             Awards.

(a)       Options.  The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine, including the granting of Options in tandem with other Awards under the Plan:

(i)          Exercise Price.  The exercise price per Share for an Option shall be determined by the Committee; provided that the exercise price per Share shall not be less than 100% of the Market Value of a Share on the date of grant of such Option; provided further that, in the case of an Incentive Stock Option granted to a Ten Percent Holder, the exercise price per Share thereof shall not be less than 110% of the Market Value of a Share on the date of grant of such Option.

(ii)         Option Term.  The term of each Option shall be fixed by the Committee, but shall be no greater than 15 years; provided that, in the case of an Incentive Stock Option, the term of such Option shall not exceed ten years; provided further that, in the case of an Incentive Stock Option granted to a Ten Percent Holder, the term of such option shall not exceed five years.

(iii)        Time and Method of Exercise.  Except as provided in paragraph (a) of Section 6, no Option granted hereunder may be exercised unless at the time the Participant exercises such Option, such Participant has maintained Continuous Service since the date of grant of such Option.  To exercise an Option under the Plan, the Participant to whom such Option was granted shall give written notice to the Company in form satisfactory to the Committee (and, if partial exercises have been permitted by the Committee, by specifying the number of Shares with respect to which such Participant elects to exercise such Option) together with full payment of the exercise price, if any and to the extent notice is received by the Company.  Payment, if any is required, shall be made either (i) in cash (including check, bank draft or money order) or, if the Committee specifically approves in writing on an individual basis, (ii) by delivering (A) Shares already owned by the Participant and having a fair market value equal to the applicable exercise price, such fair market value to be determined in such appropriate manner as may be provided by the Committee or as may be required in order to comply with or to conform to requirements of any applicable laws or regulations, or (B) a combination of cash and such Shares.

(iv)       Option Agreements.  At the time of an Award of an Option, the Participant shall enter into an Award Agreement with the Company in a form specified by the Committee, agreeing to the terms and conditions of the Award and such other matters as the Committee shall in its sole discretion determine.

(v)         Limitations on Value of Exercisable Incentive Stock Options.  The aggregate Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year shall not exceed $100,000.

(vi)       Eligible Recipients of Incentive Stock Options.  Incentive Stock Options may be granted by the Committee only to employees of the Company or its Affiliates.

(vii)      Incentive Stock Options must be granted no later than 10 years from the date the Plan is adopted or approved by the stockholders, whichever is earlier.

(b)       Stock Appreciation Rights.  The Committee is hereby authorized to grant Stock Appreciation Rights to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)         General.  A Stock Appreciation Right shall, upon its exercise, entitle the Participant to whom such Stock Appreciation Right was granted to receive a number of Shares or cash or combination thereof, as the Committee in its discretion shall determine, the aggregate value of which (i.e., the sum of the amount of cash and/or Market Value of such Shares on date of exercise) shall equal (as nearly as possible, it being understood that the Company shall not issue any fractional shares) the amount by which the Market Value per Share on the date of such exercise shall exceed the exercise price of such Stock Appreciation Right, multiplied by the number of Shares with respect to which such Stock Appreciation Right shall have been exercised.

(ii)         Related Options.  A Stock Appreciation Right may be Related to an Option or may be granted independently of any Option as the Committee shall from time to time in each case determine.  In the case of a Related Option, such Related Option shall cease to be exercisable to the extent of the Shares with respect to which the Related Stock Appreciation Right was exercised.  Upon the exercise or termination of a Related Option, any Related Stock Appreciation Right shall terminate to the extent of the Shares with respect to which the Related Option was exercised or terminated.  If the Related Option is an Incentive Stock Option, the Related Option shall satisfy all restrictions and the limitations imposed on Incentive Stock Options under paragraph (a) of this Section 5 (including, without limitation, restrictions on exercise price and term).

(iii)        Exercise Price and Term.  The exercise price and term of each Stock Appreciation Right shall be fixed by the Committee; provided that the exercise price per Share subject to a Stock Appreciation Right shall not be less than 100% of the Market Value of a Share on the date of grant of such Stock Appreciation Right; provided further that the term of a Stock Appreciation Right shall not exceed 15 years.

(iv)       Stock Appreciation Right Agreements.  At the time of an Award of a Stock Appreciation Right, the Participant shall enter into an Award Agreement with the Company in a form specified by the Committee, agreeing to the terms and conditions of the Award and such other matters as the Committee shall in its sole discretion determine.

(v)        Time and Method of Exercise.  Except as provided in paragraph (a) of Section 6, no Stock Appreciation Right may be exercised unless at the time the Participant exercises such Stock Appreciation Right, such Participant has maintained Continuous Service since the date of grant of such Stock Appreciation Right.  To exercise a Stock Appreciation Right under the Plan, the Participant to whom such Stock Appreciation Right was granted shall give written notice to the Company in form satisfactory to the Committee (and, if partial exercises have been permitted by the Committee, by specifying the number of Shares with respect to which such Participant elects to exercise such Stock Appreciation Right) together with full payment of the exercise price, if any and to the extent required.  The date of exercise shall be the date on which such notice is received by the Company.  Payment, if any is required, shall be made either (i) in cash (including check, bank draft or money order) or with the specific written permission of the Committee (ii) by delivering (A) Shares already owned by the Participant and having a fair market value equal to the applicable exercise price, such fair market value to be determined in such appropriate manner as may be provided by the Committee or as may be required in order to comply with or to conform to requirements of any applicable laws or regulations, or (B) a combination of cash and such Shares.

(c)       Restricted Stock.  The Committee is hereby authorized to grant Awards of Restricted Stock to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)          Restrictions.  Shares of Restricted Stock shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.  During the period of time in which the Shares awarded as Restricted Stock are subject to the restrictions contemplated herein (a “Restricted Period”), unless otherwise permitted by the Plan or by the Committee as provided in the applicable Award Agreement, such Shares may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant.  Except for the restrictions which may be imposed on Restricted Stock, a Participant to whom Shares of Restricted Stock have been awarded shall have all the rights of a stockholder, including but not limited to the right to receive all dividends paid on such Shares and the right to vote such Shares.

(ii)         Restricted Stock Agreements.  At the time of an Award of Shares of Restricted Stock, the Participant shall enter into an Award Agreement with the Company in a form specified by the Committee, agreeing to the terms and conditions of the Award and such other matters as the Committee shall in its sole discretion determine.

(iii)        Stock Certificates.  Any Restricted Stock granted under the Plan shall be evidenced by issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company.  Such certificate or certificates shall be registered in the name of the Participant and shall bear the following (or similar) legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Company’s Amended and Restated 2002 Omnibus Incentive Plan and an Agreement entered into between the registered owner and the Company.  Copies of such Plan and Agreement are on file in the offices of the Secretary of the Company, 5501 South Broadband Lane, Sioux Falls, South Dakota 57108.”

(iv)       Removal of Restrictions.  Shares representing Restricted Stock that are no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived.

(d)       Performance Awards.  The Committee is hereby authorized to grant Performance Awards to Participants subject to the terms of the Plan and the applicable Award Agreement. At the time of grant of a Performance Award, the Participant shall enter into an Award Agreement with the Company in a form specified by the Committee, agreeing to the terms and conditions of the Performance Award and such other matters as the Committee shall in its sole discretion determine. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such Performance Goals during such Performance Period(s) as the Committee shall establish. Subject to the terms of the Plan, the Performance Goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee as provided in the applicable Award Agreement. Unless otherwise provided in the applicable Award Agreement, the term of a Performance Award shall not exceed 15 years.  In the case of any Performance Awards that are an annual incentive awards or annual bonuses and are intended to qualify for the Performance-Based Exception, (A) the Committee shall award any such Performance Award within the first ninety (90) days after the beginning of the Performance Period, (B) the Committee shall determine and certify in writing the degree of attainment of Performance Goals as soon as administratively practicable after the end of the Performance Period, but not later than sixty (60) days after the end of the applicable Performance Period, (C) the Committee reserves the discretion to reduce (but not below zero) the payment due under any such Performance Award; provided that the determination of the Committee to reduce (or not pay) the payment due under any such Performance Award for a Performance Period shall not affect the amount payable to any other Participant; and (D) no amount shall be payable in respect of a Performance Award unless at least the threshold Performance Goal is attained or achieved.  For purposes of complying with Section 409A of the Code, either (1) the entire amount payable in respect of a Performance Award shall be paid no later than March 15 of the calendar year following the calendar year in which the Performance Award vests, or (2) the applicable Award Agreement shall provide a method for deferring the amount due pursuant to a Performance Award and such deferral method shall, to the greatest extent reasonably possible, comply with the requirements of Code Section 409A.

6.             Termination of Service.

(a)       Options and Stock Appreciation Rights.

(i)          If a Participant to whom an Option or Stock Appreciation Right was granted shall cease to maintain Continuous Service for any reason (including total and partial disability but excluding Retirement, death and termination of employment by the Company or any Affiliate for Cause), such Participant may, but only within the period of three months, in the case of an Incentive Stock Option, or one year, in the case of a Non-Qualified Stock Option or Stock Appreciation Right,  immediately succeeding such cessation of Continuous Service and in no event after the expiration date of such Option or Stock Appreciation Right, exercise such Option or Stock Appreciation Right to the extent that such Participant was entitled to exercise such Option or Stock Appreciation Right at the date of such cessation of Continuous Service.  If the Continuous Service of a Participant to whom an Option or Stock Appreciation Right was granted by the Company is terminated for Cause, all rights under any Option or Stock Appreciation Right of such Participant shall expire immediately upon the giving to the Participant of notice of such termination.

(ii)         If a Participant to whom an Option or Stock Appreciation Right was granted shall cease to maintain Continuous Service due to Retirement, such Participant may, but only within the period of three months, in the case of an Incentive Stock Option, or two years, in the case of a Non-Qualified Stock Option or Stock Appreciation Right, immediately succeeding such cessation of Continuous Service and in no event after the expiration date of such Option or Stock Appreciation Right, exercise such Option or Stock Appreciation Right to the extent that such Participant was entitled to exercise such Option or Stock Appreciation Right at the date of such cessation of Continuous Service.

(iii)        In the event of the death of a Participant while in the Continuous Service of the Company or an Affiliate or within the periods referred to in paragraphs (a)(i) and (a)(ii) of this Section 6, the person to whom any Option or Stock Appreciation Right held by the Participant at the time of his or her death is transferred by will or the laws of descent and distribution or in the case of an Award other than an Incentive Stock Option, pursuant to a qualified domestic relations order, as defined in the Code or Title I of ERISA or the rules thereunder, or as otherwise permitted to be transferred under Section 10 of the Plan may, but only within the period of two years immediately succeeding the date of death of such Participant, and in no event after the expiration date of such Option or Stock Appreciation Right, exercise such Option or Stock Appreciation Right to the extent that such Participant was entitled to exercise such Option or Stock Appreciation Right immediately prior to his death. Following the death of any Participant to whom an Option was granted under the Plan, irrespective of whether any Related Stock Appreciation Right shall have theretofore been granted to the Participant or whether the person entitled to exercise such Related Stock Appreciation Right desires to do so, the Committee may, as an alternative means of settlement of such Option, elect to pay to the person to whom such Option is transferred as permitted by Section 10 of this Plan, the amount by which the Market Value per Share on the date of exercise of such Option shall exceed the exercise price of such Option, multiplied by the number of Shares with respect to which such Option is properly exercised. Any such settlement of an Option shall be considered an exercise of such Option for all purposes of the Plan.

(iv)       Notwithstanding the provisions of subparagraphs (i) through (iii) above, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of termination to the extent permitted by applicable federal and state law.

(b)       Restricted Stock.  Except as otherwise provided in this Plan, if a Participant ceases to maintain Continuous Services for any reason (other than death, total or partial disability or Retirement) unless the Committee, in its sole discretion, shall otherwise determine, all shares of Restricted Stock theretofore awarded to such Participant and which at the time of such termination of Continuous Service are subject to the restrictions imposed by paragraph (c)(i) of Section 5 shall upon such termination of Continuous Service be forfeited and returned to the Company.  Unless the Committee, in its sole discretion, shall otherwise determine, if a Participant ceases to maintain Continuous Service by reason of death, total or partial disability or Retirement, all shares of Restricted Stock theretofore awarded to such Participant and which at the time of such termination of Continuous Service are subject to the restrictions imposed by paragraph (c)(i) of Section 5 shall upon such termination of Continuous Service be free of restrictions and shall not be forfeited.

(c)       Performance Awards.  In the event that a Participant to whom a Performance Award has been granted shall cease to maintain Continuous Service for any reason, the rights of such Participant or any person to whom the Award may have been transferred as permitted by Section 10 shall be governed by the terms of the Plan and the applicable Award Agreement.

7.             Adjustments Upon Changes in Capitalization.  In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Company, the maximum aggregate number and class of shares and exercise price of the Award, if any, as to which Awards may be granted under the Plan and the number and class of shares and exercise price of the Award, if any, with respect to which Awards have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive.  Any Award which is adjusted as a result of this Section 7 shall be subject to the same restrictions as the original Award.

8.             Effect of Merger on Options and Stock Appreciation Rights.  In the case of any merger, consolidation or combination of the Company (other than a merger, consolidation or combination in which the Company is the continuing corporation and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof), any Participant to whom an Option or Stock Appreciation Right has been granted shall have the additional right (subject to the provisions of the Plan and any limitation applicable to such Option or Stock Appreciation Right), thereafter and during the term of each such Option or Stock Appreciation Right, to receive upon exercise of any such Option or Stock Appreciation Right an amount equal to the excess of the fair market value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a Share over the exercise price of such Stock Appreciation Right or Option, multiplied by the number of Shares with respect to which such Option or Stock Appreciation Right shall have been exercised.  Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee.

9.             Effect of Change in Control.  Each of the events specified in the following clauses (i) through (iii) of this Section 9 shall be deemed a “change of control”:  (i) any third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, shall become the beneficial owner of shares of the Company with respect to which 25% or more of the total number of votes for the election of the Board of Directors of the Company may be cast, (ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company shall cease to constitute a majority of the Board of Directors of the Company, or (iii) the stockholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly-owned corporation or for a sale or other disposition of all or substantially all the assets of the Company.  Upon a change in control, unless the Committee shall have otherwise provided in the applicable Award Agreement, any restrictions or vesting period with respect to any outstanding Awards shall lapse and all such Awards shall become fully vested in the Participant to whom such Awards were awarded; provided, however, that no Award which has previously been exercised or otherwise terminated shall become exercisable.

10.           Assignments and Transfers.  No Award granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution, except that an Award other than an Incentive Stock Option may be transferred pursuant to a qualified domestic relations order or by gift to any member of the Participant’s immediate family or to a trust for the benefit of one or more of such immediate family members.  During the lifetime of an Award recipient, an Award shall be exercisable only by the Award recipient unless it has been transferred as permitted hereby, in which case it shall be exercisable only by such transferee.  For the purpose of this Section 10, a Participant’s “immediate family” shall mean the Participant’s spouse, children and grandchildren.

11.           Employee Rights Under the Plan.  No person shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant and no officer, employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Company or any Affiliate.  Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of or serve as a director or advisory director of the Company or any Affiliate.

12.           Delivery and Registration of Stock.  The Company’s obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended, or any other federal, state or local securities legislation.  It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under such Securities Act or other securities legislation.  The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the committee shall determine to be necessary or advisable.

13.           Withholding Tax.  Upon the termination of the restricted period with respect to any shares of Restricted Stock (or at any such earlier time, if any, that an election is made by the Participant under Section 83(b) of the Code, or any successor provision thereto, to include the value of such shares in taxable income), the Company shall have the right to require the Participant or other person receiving such shares to pay the Company the amount of any taxes which the Company is required to withhold with respect to such shares, or, in lieu thereof, to retain or sell without notice, a sufficient number of shares held by it to cover the amount required to be withheld.  The Company shall have the right to deduct from all dividends paid with respect to shares of Restricted Stock the amount of any taxes which the Company is required to withhold with respect to such dividend payments.

The Company shall have the right to deduct from all amounts paid in cash with respect to the exercise of a Stock Appreciation Right under the Plan any taxes required by law to be withheld with respect to such cash payments.  Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option or Stock Appreciation Right pursuant to the Plan, the Company shall have the right to require the Participant or such other person to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

All withholding decisions pursuant to this Section 13 shall be at the sole discretion of the Committee or the Company.

14.           Amendment or Termination.

(a)       Subject to paragraph (b) of this Section 14, the Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Plan at any time without the consent of stockholders or Participants, except that any such action will be subject to the approval of the Company’s stockholders if, when and to the extent such stockholder approval is necessary or required for purposes of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or if the Board of Directors of the Company, in its discretion, determines to seek such stockholder approval.

(b)       Except as otherwise provided herein, the Committee may waive any conditions of or rights of the Company or modify or amend the terms of any outstanding Award.  The Committee may not, however, amend, alter, suspend, discontinue or terminate any outstanding Award without the consent of the Participant or holder thereof, except as otherwise herein provided.

15.           Effective Date and Term of Plan.  The Plan shall become effective upon its adoption by the Board of Directors of the Company, subject to the approval of the Plan by the stockholders of the Company.  It shall continue in effect for a term of 20 years unless sooner terminated under Section 14 hereof.

16.           Code Section 409A. To the extent applicable and notwithstanding any other provision of this Plan, this Plan and Awards hereunder shall be administered, operated and interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder; provided, however, that in the event that the Committee determines that any amounts payable hereunder may be taxable to a Participant under Code Section 409A and related Department of Treasury guidance prior to the payment and/or delivery to such Participant of such amount, the Company may (a) adopt such amendments to the Plan and related Award Agreement, and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (b) take such other actions as the Committee determines necessary or appropriate to comply with or exempt the Plan and/or Awards from the requirements of Code Section 409A and related Department of Treasury guidance.  The Company and its direct and indirect subsidiaries make no guarantees to any person (whether a Participant or otherwise) regarding the tax treatment of Awards or payments made under the Plan, and, notwithstanding the above provisions and any agreement or understanding to the contrary, if any Award, payments or other amounts due to a Participant (or his or her beneficiaries, as applicable) results in, or causes in any manner, the application of an accelerated or additional tax, fine or penalty under Code Section 409A or otherwise to be imposed, then the Participant (or his or her beneficiaries, as applicable) shall be solely liable for the payment of, and the Company and its direct and indirect subsidiaries shall have no obligation or liability to pay or reimburse (either directly or otherwise) the Participant (or his or her beneficiaries, as applicable) for, any such additional taxes, fines or penalties.

Meta Financial Group, Inc.
2002 Omnibus Incentive Plan
(as amended and restated, effective November 24, 2014)

Amendment Number 1

Pursuant to Section 14(a) of the 2002 Omnibus Incentive Plan (as amended and restated, effective November 24, 2014) (the “Plan”), effective April 24, 2017, the Plan is hereby amended as follows:

Section 5(c)(iii) is hereby amended to read in its entirety as follows:

(iii)          Stock Certificates or Book-Entry.  Any Restricted Stock granted under the Plan shall be issued in either certificated form or book-entry form and held in the Participant’s name by the Company.  Such certificate or book-entry shall bear the following (or similar) legend or, if issued in book-entry form, include a similar notation:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Company’s Amended and Restated 2002 Omnibus Incentive Plan and an Agreement entered into between the registered owner and the Company.  Copies of such Plan and Agreement are on file in the offices of the Secretary of the Company, 5501 South Broadband Lane, Sioux Falls, South Dakota 57108.”

****

All other terms under the Plan remain unchanged.

META FINANCIAL GROUP, INC.

/s/ Glen W. Herrick

By:	Glen W. Herrick
Its:	EVP and Chief Financial Officer

META FINANCIAL GROUP, INC.
2002 OMNIBUS INCENTIVE PLAN
(as amended and restated, effective November 24, 2014)

Amendment Number 2

WHEREAS, Meta Financial Group, Inc. (the “Company”) sponsors and maintains the Meta Financial Group, Inc. 2002 Omnibus Incentive Plan (as amended and restated, effective November 24, 2014, the “Plan”) to facilitate equity compensation and other incentive awards to selected directors, officers and employees; and

WHEREAS, the Company desires to amend the Plan to increase the number of shares available for awards under the Plan.

NOW, THEREFORE, and subject to shareholder approval, the Plan is hereby amended as follows:

1.             Section 4(a) of the Plan is amended by replacing the phrase “1,150,000 Shares” with the phrase “1,600,000 Shares.”

2.             In all other respects, the Plan shall remain unchanged and in full force and effect.

Adopted this ___ day of ________, 20__.

META FINANCIAL GROUP, INC.

By:
Its:

C-1

1 112345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 → x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date CONTROL # SHARES To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000348313_1 R1.0.1.17 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Frederick V. Moore 02 Becky S. Shulman META FINANCIAL GROUP, INC. 5501 S. BROADBAND LANE SIOUX FALLS, SD 57108 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2., 3., 4. and 5. For Against Abstain 2. To approve by a non-binding advisory vote, the compensation of our "named executive officers" (a Say-on-Pay vote). 3. To approve an amendment to Article Fourth of the Company's Certificate of Incorporation which would increase the total number of authorized shares of common stock, par value $0.01 per share, of the Company, to 30 million shares from 15 million shares. 4. To approve the amendment to the Amended and Restated Meta Financial Group, Inc. 2002 Omnibus Incentive Plan (the "2002 Plan") to increase the aggregate number of shares that may be issued pursuant to the 2002 Plan from 1,150,000 shares to 1,600,000 shares. 5. To ratify the appointment by the Board of Directors of independent registered public accounting firm KPMG LLP as the independent auditors of the Company's financial statements for the year ending September 30, 2018. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. 0000348313_2 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report to Stockholders, including Form 10-K, are available at www.proxyvote.com META FINANCIAL GROUP, INC. Annual Meeting of Stockholders January 22, 2018 This proxy is solicited by the Board of Directors The undersigned hereby appoints the members of the Board of Directors of Meta Financial Group, Inc. ("Meta Financial"), and its survivors, with full power of substitution, and authorizes them to represent and vote, as designated below and in accordance with their judgment upon any other matters properly presented at the annual meeting, all the shares of Meta Financial common stock held of record by the undersigned at the close of business on November 24, 2017, at the annual meeting of stockholders, and at any and all adjournments or postponements thereof. ESOP/PROFIT SHARING 401(k) PLAN PARTICIPANTS: As a participant in the Meta Financial Group, Inc. Employee Stock Ownership Plan (the "ESOP") and/ or the MetaBank Profit Sharing 401(k) Plan (the "Profit Sharing Plan"), you have the right to direct Delaware Charter Guarantee & Trust Company, conducting business as Principal Trust Company, the Trustee of the applicable plan, how to vote the shares of Meta Financial Group stock held for you in the plan. You should submit your instructions as described above. These shares will be voted at the Annual Meeting of Stockholders or at any and all adjournments or postponements of the Annual Meeting. If your instructions are not received by January 17, 2018 or you do not respond, the Trustee will decide how to vote the shares held for you in the ESOP and/or the Profit Sharing Plan, as applicable. The Trustee will vote these shares as you direct unless doing so would violate the Employee Retirement Income Security Act. The Plan Sponsor will not be informed as to how you and any other participant have directed the Trustee to vote. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Should a director nominee be unable to serve as a director, an event that Meta Financial does not currently anticipate, the persons named in this proxy reserve the right, in their discretion, to reduce the number of directors to be elected or to vote for a substitute nominee designated by the Board of Directors. Continued and to be signed on reverse side